Exhibit 10.5

$25,000,000

CREDIT AGREEMENT

dated as of November 13, 2012,

by and among

BROADVIEW NETWORKS HOLDINGS, INC.,

BROADVIEW NETWORKS, INC.,

ARC NETWORKS, INC.,

and

BRIDGECOM SOLUTIONS GROUP, INC.,

as Borrowers,

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS FROM TIME TO TIME PARTIES

HERETO,

as Lenders,

and

CIT FINANCE LLC,

as Administrative Agent

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

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CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

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EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swingline Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Assignment and Assumption
Exhibit G	-	Form of Compliance Certificate

SCHEDULES

Schedule 6.1(a)	-	Jurisdictions of Organization and Qualification
Schedule 6.1(b)	-	Subsidiaries and Capitalization
Schedule 6.1(f)	-	Tax Returns and Payments
Schedule 6.1(i)	-	ERISA Plans
Schedule 6.1(l)	-	Licenses
Schedule 6.1(m)	-	Labor and Collective Bargaining Agreements
Schedule 6.1(r)	-	Real Property
Schedule 6.1(u)	-	Litigation
Schedule 6.1(z)	-	Deposit Accounts and Securities Accounts
Schedule 9.1	-	Indebtedness and Guaranty Obligations
Schedule 9.2	-	Existing Liens
Schedule 9.3	-	Existing Loans, Advances and Investments
Schedule 9.8	-	Transactions with Affiliates

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

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CREDIT AGREEMENT, dated as of November 13, 2012 by and among BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”) BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”), ARC NETWORKS, INC., a Delaware corporation (“ARC”), BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons from time to time parties hereto (collectively, the “Lenders”), and CIT FINANCE LLC, a Delaware limited liability company (“CIT”). as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

STATEMENT OF PURPOSE

On August 22, 2012, Holdings, the other Borrowers and other subsidiaries of Holdings filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (as defined below), which proceedings are pending before the Bankruptcy Court (as defined below). Pursuant to the Plan of Reorganization (as defined below) and, in connection with causing the occurrence of the Effective Date (as defined in the Plan of Reorganization), the Borrowers have requested that the Lenders make available to them an exit credit facility, as provided for in the Plan of Reorganization, pursuant to this Agreement and certain other agreements, documents and instruments, which are referred to in the Plan as the “New ABL Agreement.”

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings assigned to them below:

“Access Lines” means each of those telephone lines (both residential and commercial) for voice and data equivalents activated and in service of Holdings or any of its Subsidiaries (without duplication).

“Additional Lender” has the meaning assigned thereto in Section 2.8(e).

“Additional Commitment Date” has the meaning assigned thereto in Section 2.8(b).

“Additional Commitment” has the meaning assigned thereto in Section 2.8(a).

“Additional Reporting Period” means the period commencing on any date on which the Revolving Credit Availability is less than $5,000,000 and ending on the date on which the Revolving Credit Availability has been equal to or greater than $5,000,000 for thirty (30) consecutive days.

“Additional Reserves” means such reserves as the Administrative Agent may reasonably deem proper and necessary from time to time (but without duplication of exclusions of Receivables (or portions of Receivables) or other amounts from the Borrowing Base Amount pursuant to the definition of “Eligible Receivables” in this Article I, including reserves for the dilution of Receivables and for the exposure, if any, associated with the Termination Value of any Hedging Obligations.

“Administrative Agent” means CIT, in its capacity as the Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Borrower” has the meaning assigned thereto in Section 12.12.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” has the meaning assigned thereto in clause (a) of the definition of the term “Borrowing Base Amount.”

“Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary of such Person) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. As used in this definition, the term “control” means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Permitted Holder shall be deemed an Affiliate of Holdings or any of its Subsidiaries for purpose of this Agreement.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means 2.75% per annum with respect to LIBOR Rate Loans and 1.75% per annum with respect to Base Rate Loans.

“Applicable Percentage” means, as of any date of determination, (a) 0.50% if the outstanding amount of Revolving Credit Loans, Swingline Loans and undrawn Letters of Credit is greater than $10,000,000, and (b) 0.75% if the outstanding amount of Revolving Credit Loans, Swingline Loans and undrawn Letters of Credit is less than or equal to $10,000,000.

“Approved Fund” means any Person (other than a natural Person), including any special purpose entity, that (a) is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course and (b) is administered, managed or underwritten by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means the disposition of any or all of the assets (including the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary thereof to any Person (other than another Credit Party) whether by sale, lease, transfer or otherwise, including pursuant to any merger, consolidation or sale-leaseback transaction. The term “Asset Disposition” shall not include any Equity Issuance or Debt Issuance.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.10), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Available Revolving Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $10,000,000 minus (b) the aggregate principal amount of increases to the Revolving Credit Commitment previously made pursuant to Section 2.8.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Bankruptcy Cases” means the cases under Chapter 11 of the Bankruptcy Code commenced on August 22, 2012, by Broadview Networks Holdings, Inc. and its subsidiaries, each as a debtor and debtor-in-possession, pending before the Bankruptcy Court and jointly administered at Case No. 12-13581.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq., as in effect from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York, or such other court having jurisdiction over the Bankruptcy Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Southern District of New York.

“Base Rate” means, for any day, the greatest of: (i) the Prime Rate in effect from time to time, (ii) the Federal Funds Rate per annum plus 0.50% and (iii) the Three-Month LIBOR Rate on such day plus 1.0%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the Three-Month LIBOR Rate.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

“Beneficial Owner” has the meaning assigned thereto in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Blocked Account” means any Deposit Account established pursuant to a Control Agreement; collectively, such Deposit Accounts are referred to as the “Blocked Accounts.”

“Borrowers” has the meaning assigned thereto in the introductory paragraph hereto.

“Borrowing Base Amount” means, as of any date of determination, an amount equal to the excess of:

(a) 85% (the “Advance Rate”) of Eligible Receivables reflected in the most recent Borrowing Base Certificate delivered on or prior to such date (provided, that Eligible Receivables resulting from any Permitted Acquisition shall only be included to the extent they have been subject to a collateral audit in form and substance satisfactory to the Administrative Agent), over

(b) the sum of:

(i) the Tax Reserves, if any;

plus

(ii) the Additional Reserves, if any, then in effect.

“Borrowing Base Certificate” means a certificate duly executed by a Responsible Officer of each Borrower or by the Administrative Borrower on behalf of the Borrowers or any of them, setting forth the calculation of the Borrowing Base Amount, in such form as reasonably determined by the Administrative Agent, consistent with customary norms in asset based lending transactions, appropriately completed.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Business Unit” means the assets constituting the business or a division or operating unit thereof of any Person.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a Consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease” means any lease of any property by any Credit Party, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of Holdings and its Subsidiaries.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Dominion Period” means the period commencing on (a) the occurrence of an Event of Default, (b) the occurrence of a Default of the type described in Section 10.1(k) or (c) the date in which Revolving Credit Availability is less than $5,000,000 at any time, and continuing until such time as (i) in connection with clause (a) above, the date in which such Event of Default is waived in writing by the Administrative Agent, (ii) in connection with clause (b) above, such case or proceeding contemplated by Section 10.1(k) is dismissed, and (iii) in connection with clause (c) above, the date in which the Revolving Credit Availability is equal to or greater than $5,000,000 for thirty (30) consecutive days.

“Cash Equivalents” means, at any time:

(a) marketable direct obligations issued or unconditionally guaranteed by the United States government or any agency thereof (and backed by the fall faith and credit of the United States government) maturing on a date within one (1) year from the date of acquisition thereof,

(b) commercial paper maturing within one (1) year from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s,

(c) certificates of deposit maturing no more than one (1) year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank,

(d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC,

(e) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (a) through (d) above.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Change in Control” means the occurrence of one or more of the following events: (a) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than a transaction in which the transferee is controlled by one or more Permitted Holders; (b) Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, other than (i) a transaction in which the surviving or transferee Person is a Person that is controlled by the Permitted Holders or (ii) any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); (c) the approval of any plan or proposal for the liquidation, winding up or dissolution of Holdings; (d) (i) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of Holdings, and (ii) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Holdings than such other Person or Group; or (e) subsequent to the first Public Equity Offering, individuals who on the Closing Date constituted the Board of Directors of Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Holdings was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 4.10(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III Accord published by The Basel Committee on Banking Supervision and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citibank” means Citibank, N.A. and its successors and assigns.

“Citibank DACA” means (i) that certain Deposit Account Control Agreement, dated as of the date hereof, by and among Broadview Networks, Bridgecom International, Inc., Bridgecom Solutions Group, Inc., Corecomm- ATX, Inc., Eureka Networks, LLC, ARC Networks, Inc., and Holdings, individually and collectively as the “Customer”, the Administrative Agent, the Trustee, and Citibank, as the same may hereafter be amended with respect to those deposit accounts at Citibank referred to therein (or such other accounts at Citibank in which assets of the Credit Parties are deposited or held with the consent of the Administrative Agent and which other accounts are identified in the Citibank DACA by amendment thereto), and (ii) that certain Deposit Account Control Agreement, dated as of the date hereof, by and among Broadview Networks, as the “Customer”, the Administrative Agent, the Trustee, and Citibank, as the same may hereafter be amended with respect to Deposit Account number 09963276 (or such other account or accounts at Citibank in which assets of the Credit Parties are deposited or held with the consent of the Administrative Agent and which other accounts are identified in the Citibank DACA by amendment thereto).

“Clearing Bank” means any banking institution with whom a Payment Account has been established pursuant to a Control Agreement.

“Closing Date” means the date on which this Agreement has been duly executed by the parties hereto and delivered to the Administrative Agent and the initial funding of the Credit Facilities occurs pursuant to this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Collateral” means the collateral security for the Obligations pledged or granted pursuant to the Security Documents; provided that in no event shall the Collateral include the Excluded Collateral.

“Collateral Agreement” means that certain collateral agreement, dated as of the date hereof, executed by the Credit Parties in favor of the Administrative Agent for the benefit of the Secured Parties (as defined therein), as the same now exists or may hereafter be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

“Collection Account” has the meaning assigned thereto in Section 8.14(b).

“Commitment Percentage” means, as to any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate Revolving Credit Commitment of all Lenders.

“Communications Act” means, collectively, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and as further amended, and the rules and regulations promulgated thereunder, as from time to time in effect.

“Competitor” means any Person (a) which either itself or whose controlled Affiliates shall have control over, or control over the voting rights of, issued and outstanding Voting Stock representing a majority of the voting power of any Restricted Telecom Operator or (b) which is a Restricted Telecom Operator or in which a Restricted Telecom Operator, or any of its controlled Affiliates, shall have a direct or indirect voting interest greater than 50% or whose board of directors is otherwise controlled by a Restricted Telecom Operator; provided, however, that in no event shall any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its primary businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has (i) at least $5,000,000,000 in assets and (ii) a rating of “A” or higher from S&P and a rating of Baal or higher from Moody’s, be a Competitor.

“Confirmation Order” means the Findings of Fact, Conclusions of Law and Order (A) Approving Prepetition Solicitation Procedures, (B) Approving Adequacy of Disclosure Statement and (C) Confirming Joint Prepackaged Plan of Reorganization for Broadview Networks Holdings, Inc. and its Affiliated Debtors issued by the Bankruptcy Court and entered on October 3, 2012 on the docket in the Bankruptcy Cases at Docket No. 148, which, among other things, confirms the Plan of Reorganization, revests (upon the occurrence of the Effective Date) in each Borrower and Guarantor all property of each such Borrowers’ and Guarantors’ estates in the Bankruptcy Cases, free and clear of all interests, claims and Liens, (other than liens permitted pursuant to this Agreement) and which also authorizes the Borrowers’ and Guarantors’ execution, delivery and performance of this Agreement and the other Loan Documents.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Control Agreement(s)” means a control agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by the Credit Parties (or any of them), the Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), including the Citibank DACA.

“Credit Facility” means, collectively, the Revolving Credit Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrowers and the Guarantors.

“Credit Party” means any Borrower or Guarantor.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Customer” means the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to deliver any personal property or perform any services.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party, excluding any Indebtedness of any Credit Party permitted to be incurred pursuant to Section 9.1. For the avoidance of doubt, “Debt Issuance” does not include the issuance of Disqualified Capital Stock or debt securities by a Credit Party pursuant to Section 9.1.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of Holdings’ non-credit-enhanced, senior secured long-term debt.

“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, an amount equal to the amount, if any, by which such Defaulting Lender’s Commitment Percentage of the aggregate outstanding principal amount of all Revolving Credit Loans (calculated as if all Defaulting Lenders had funded their respective Commitment Percentage of all Revolving Credit Loans) exceeds the aggregate outstanding principal amount of all Revolving Credit Loans of such Defaulting Lender.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, participations in L/C Obligations, participations in Swingline Loans or participations in Protective Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than as a result of a Change in Control) on or prior to the first anniversary of the date specified in clause (a) of the definition of the term “Maturity Date” for cash or is convertible into or exchangeable for debt securities of Holdings or its Subsidiaries at any time prior to such anniversary.

“Deposit Account” means any deposit account (as that term is defined in the UCC), including the deposit account that is the subject of the Citibank DACA.

“DIP Credit Facility” means the credit facility provided under the $25,000,000 Debtor in Possession Amended and Restated Credit Agreement, dated as of August 23, 2012, by and among the Borrowers, as debtors and debtors in possession, the various financial institutions and other Persons from time to time parties thereto, and The CIT Group/Business Credit, Inc.

“Disputes” means any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents.

“Dollars” and the symbol “$” mean, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“EBITDA” means, for any period, determined on a Consolidated basis for Holdings and its Subsidiaries, Net Income for such period plus (a) without duplication and to the extent deducted in the determination of Net Income for such period, (i) Interest Expense, (ii) income tax expense net of tax refunds, (iii) depreciation and amortization expense, (iv) any non-cash charges, including any losses attributable to the write-down of assets or impairment of assets or intangibles (i.e., goodwill) and amortization of financing costs, (v) any non-recurring losses attributable to Asset Dispositions, including dispositions of Business Units or Subsidiaries, outside the ordinary course of business, (vi) losses attributable to extra-ordinary items, (vii) any losses arising from the sale or disposition of any capital assets, (viii) non-cash income reduction adjustments derived from or related to changes in workman’s compensation reserves, general liability reserves, deferred compensation, retirement expenses, straight line rent accrual, swap losses and changes in FAS106/158 related to income, (ix) any non-recurring reasonable and documented cash and non-cash expenses related to the Bankruptcy Cases (including management transaction bonus and employee retention expenses and legal, consulting and advisory fees), and (x) employee severance expenses not to exceed $3,000,000 for such period or $5,000,000 in the aggregate for all periods during the term of this Agreement, but in all cases under this clause (x), only to the extent arising in connection with restructuring transactions and not in the ordinary course of business, minus (b) without duplication and to the extent included in determining Net Income for such period, the sum of (i) any gains attributable to extraordinary items, (ii) any gains attributable to the sale or disposition of any capital assets, (iii) tax benefits, (iv) non-cash income increase adjustments derived from or related to changes in workman’s compensation reserves, general liability reserves, deferred compensation, retirement expenses, straight line rent accrual, swap gains and changes in FAS106/158 related to income, and write-up of assets or intangibles (i.e. negative goodwill), (v) any non-recurring gains attributable to Asset Dispositions, including dispositions of Business Units or Subsidiaries, outside the ordinary course of business, and (vi) non-cash interest income. For this purpose, a “non-cash charge” and a “non-cash income reduction adjustment” are those which involve no cash expenditure in the relevant period and a “non-cash gain” and a “non-cash income increase adjustment” are those which involve no cash receipt in the relevant period.

“Effective Date” shall have the meaning specified in the Plan of Reorganization.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent, the Swingline Lender, each Issuing Bank and, unless a Default or Event of Default has occurred and is continuing, the Administrative Borrower (each such approval not to be unreasonably withheld, conditioned or delayed); provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall in any event not include (A) a Credit Party or any Affiliate or Subsidiary of a Credit Party or (B) any Competitor.

“Eligible Receivables” means, with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of such Borrower’s business and which the Administrative Agent, in the good faith exercise of its reasonable judgment, shall deem to be an Eligible Receivable, based on such considerations as the Administrative Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to the Administrative Agent’s first priority perfected security interest and no other Lien (other than Permitted Liens described in clauses (a), (j) and (k) of Section 9.2 that in each case (other than with respect to clause (i)) are subordinate to the Lien of the Administrative Agent), and is evidenced by an invoice or other documentary evidence satisfactory to the Administrative Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by any Borrower to a Subsidiary, another Credit Party or an Affiliate of any Credit Party or to a Person controlled by a Subsidiary or an Affiliate of any Credit Party;

(b) it is due or unpaid more than sixty (60) days after the original due date, not to exceed ninety (90) days after the original invoice date;

(c) fifty percent (50%) or more of the Receivables owing to any Borrower or to the Borrowers in the aggregate from such Customer are not deemed Eligible Receivables hereunder; provided, however that for purposes of this determination regarding any particular Customer, Receivables derived from sales as to which the goods have not been shipped or the services have not been fully rendered, but which are nevertheless deemed to be Eligible Receivables pursuant to clause (j) below, will not be included in the computation;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(e) the applicable Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state, federal or foreign bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

(f) the underlying sale is to a Customer outside the United States, unless such sale is on letter of credit, guaranty, acceptance terms or supported by credit insurance, in each case acceptable to the Administrative Agent in its reasonable discretion;

(g) the underlying sale to the Customer is on a bill-and-hold basis or is a guaranteed sale or is on a sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

(h) the Administrative Agent believes, in the good faith exercise of its reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay;

(i) the applicable Customer is the United States, any State thereof, the District of Columbia or any federal or state department, agency or instrumentality (collectively, “Government Customers”), unless (x) in the case of the United States or any agency or instrumentality thereof, the applicable Credit Party assigns its right to payment of such Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.) and (y) in any other case, the applicable Credit Party complies with any other applicable statutes or ordinances; provided, however, that, notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Receivables that arise from sales to Government Customers that do not otherwise comply with the requirements of this clause (i) shall, nonetheless, be included as Eligible Receivables up to a maximum aggregate amount of $250,000.00;

(j) other than in the case of Unearned Billed Receivables (which Unearned Billed Receivables shall be deemed Eligible Receivables if not otherwise excluded by another clause of this definition), the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

(k) Unbilled Receivables, except that an amount equal to the lesser of (i) $5,000,000 or (ii) the amount that has been earned by the Borrowers in respect of services performed but not yet billed, may be included in the calculation of the amount of Eligible Receivables;

(l) such Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of any Borrower or other Credit Party or such Receivable is contingent in any respect or for any reason;

(m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

(n) any return, rejection or repossession of the applicable merchandise has occurred;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(o) such Receivable is not payable to the applicable Borrower;

(p) (i) such Receivables are with respect to a Customer located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a business activities report or other similar filing, unless the applicable Borrower is incorporated under the laws of such state or has either qualified as a foreign corporation authorized to transact business in such state or has filed a business activities report or similar filing with the applicable state agency for the then current year or the Administrative Agent is not in fact denied access to the courts of such jurisdiction and (ii) the Administrative Agent, in its good faith exercise of its reasonable discretion, deems such Receivables to not be Eligible Receivables;

(q) any portion thereof represents a late fee, finance charge or similar charge, but only the portion of such Receivable that represents such a charge shall not constitute an Eligible Receivable pursuant to this clause (q);

(r) the applicable Borrower has received an attempted payment in respect of such Receivable by a check that has been returned for insufficient funds;

(s) service to the Customer that owes such Receivable has been terminated;

(t) such Receivable is subject to a reserve created by the applicable Borrower, but only the portion of such Receivable equal to the amount of such reserve shall not constitute an Eligible Receivable pursuant to this clause (t);

(u) such Receivable is owed to a Borrower that became a Borrower after the date of this Agreement and prior to the time that (x) each of the Lenders shall have received the results of a collateral audit (reasonably satisfactory to the Required Lenders) of the Receivables of such Borrower and (y) this definition of Eligible Receivables shall have been amended to reflect the results of such collateral audit pursuant to an amendment reasonably satisfactory to the Required Lenders;

(v) such Receivable is not otherwise satisfactory to the Administrative Agent as determined in good faith by the Administrative Agent in the exercise of its reasonable judgment; or

(w) such Receivable is owing by a Customer to the extent the aggregate amount of Receivables owing from such Customer and its Affiliates to the Borrowers exceeds 20% of the aggregate Eligible Receivables, but only to the extent of such amount in excess of 20%.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Credit Party or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Equity Issuance” means any issuance by a Credit Party to any Person which is not a Credit Party of (a) its Capital Stock, (b) its Capital Stock pursuant to the exercise of options or warrants or (c) its Capital Stock pursuant to the conversion of any debt securities to equity.

“Equity Redemptions” means the purchase, redemption, retirement or other acquisition, directly or indirectly by any Borrower or Subsidiary of its Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Credit Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Excluded Collateral” means, collectively:

(a) Voting Stock of any Subsidiary that is not a Domestic Subsidiary to the extent that such Voting Stock would exceed 65% of all of the Voting Stock of such Subsidiary;

(b) motor vehicles and other goods covered by a certificate of title;

(c) leasehold interests in real property with respect to which any Credit Party is a tenant or subtenant;

(d) rights under any contracts that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(e) property and assets owned by any Credit Party that are the subject of any Permitted Lien described in clause (h)(i) or (ii) of Section 9.2 for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(f) any deposit account as to which all or a substantial portion of the funds on deposit are used for funding (i) payroll accounts, (ii) 401 (k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation, (iii) health care benefits, and (iv) escrow arrangements (e.g., environmental indemnity accounts);

(g) Permitted LC Cash Collateral Accounts;

(h) property and assets owned by any Credit Party in which a Lien may not be granted without governmental approval or consent (but only for so long as such Credit Party has not obtained such approval or consents);

(i) property and assets owned by any Credit Party to the extent the cost of obtaining a Lien thereon would be excessive in relation to the benefit thereof in the Administrative Agent’s reasonable judgment after consultation with such Credit Party;

(j) assets owned by a Guarantor after the sale of such Guarantor pursuant to Section 9.5 of this Agreement; and

(k) any Letter of Credit Rights for a specified purpose to the extent a Credit Party is required by Applicable Law to apply the proceeds of such Letter of Credit Rights for such specified purpose.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is constituted or organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 4.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with 4.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 4.11(a), (d) Taxes attributable to any recipient’s failure to comply with Section 4.11(e), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Extensions of Credit” means, (a) as to any Lender at any time and as the context may require, (i) an amount equal to the sum of (A) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (B) such Lender’s Commitment Percentage of the L/C Obligations then outstanding, (C) such Lender’s Commitment Percentage of the Swingline Loans then outstanding, and (D) such Lender’s Commitment Percentage of the Protective Advances then outstanding or (ii) the making of any Revolving Credit Loan (or, in the case where such Lender is (A) the Swingline Lender, the making of any Swingline Loan or (B) an Issuing Bank, the issuance of any Letter of Credit by such Lender) or participation in any Letter of Credit or Swingline Loan by such Lender, and (b) as to all Lenders, the aggregate amount set forth in clause (a) above for all Lenders.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” means the Federal Communications Commission, or any successor thereto.

“FCCR Testing Period” means the period commencing on the date on which the Revolving Credit Availability has been less than $5,000,000 for three (3) consecutive days and ending on the date on which the Revolving Credit Availability has been greater than $5,000,000 for a period of at least thirty (30) consecutive days.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the quotation for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Final Order” means an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court that has not been reversed, stayed, superseded, vacated, supplemented or otherwise modified or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired and no timely-filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order. “First Priority Debt Cap” has the meaning assigned thereto in the Intercreditor Agreement.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31.

“Fixed Charge Coverage Ratio” means, the ratio, determined for the TTM Period ending as of the end of each calendar month of Holdings, of (a) EBITDA for such TTM Period, minus cash taxes paid during such TTM Period, minus Capital Expenditures during such TTM Period (excluding Capital Expenditures to the extent financed with Indebtedness for borrowed money (other than Indebtedness incurred under the Credit Facility)) to (b) Fixed Charges for such TTM Period, all calculated for Holdings and its Subsidiaries on a Consolidated basis; provided, however, that for calculations of the Fixed Charge Coverage Ratio with respect to any TTM Period that includes a period of time prior to the Effective Date, the Interest Expense component of the Fixed Charge Coverage Ratio and the Interest Expense Component of Fixed Charges shall be determined on an annualized basis, based upon the Interest Expense incurred from the Closing Date through the end of such TTM Period being tested (the “Interim Period”), by dividing such Interest Expense incurred during the Interim Period by the number of days in such Interim Period and multiplying the result thereof by 365. In illustration of the foregoing assuming that the Closing Date were November 1, 2012 and the TTM Period being tested ended on January 31, 2013, then the Interim Period would be the 62-day period from December 1, 2012 through January 31, 2013. If the Interest Expense incurred during such Interim period were $100,000, then the Interest Expense component used in the calculation of the Fixed Charge Coverage Ratio or Fixed Charges would be determined as follows [$100,000 ÷ 62] x 365 = $588,709.

“Fixed Charges” means, with reference to any period, without duplication, cash Interest Expense for such period, plus cash payments during such period for previously accrued employee benefits, plus management fees paid to Affiliates of any Credit Party during such period, plus scheduled principal payments on Indebtedness required to be made during such period (excluding the principal payment obligations under the Pre-Petition Senior Secured Notes and the DIP Credit Facility which arose on their respective maturity dates and certain payments relating to settlements of disputed trade accounts with certain large vendors, as contemplated by and included in the line item “Carrier Settlements” set forth in the most recent projections provided to the Administrative Agent prior to and in connection with the Commitment Letter, dated September 19, 2012, among the Administrative Agent, Holdings, and the other parties thereto), plus scheduled dividends or distributions paid in cash during such period, plus Capital Lease Obligation payments during such period, all calculated for Holdings and its Subsidiaries on a Consolidated basis.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” has the meaning assigned thereto in clause (c) of the definition of Permitted Acquisition.

“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court (including the Bankruptcy Court), central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the FCC, any applicable PUC and including any supra-national bodies such as the European Union or the European Central Bank).

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Granting Lender” has the meaning assigned thereto in Section 12.10(g).

“Group” has the meaning assigned thereto in the definition of the term “Change in Control.”

“Guarantors” means each direct or indirect Domestic Subsidiary of Holdings in existence on the Closing Date (other than any such Subsidiary that is a Borrower) or which becomes a party to the Guaranty Agreement pursuant to Section 8.11.

“Guaranty Agreement” means the unconditional guaranty agreement, dated as of the date hereof, executed by the Guarantors in favor of the Administrative Agent for the ratable benefit of the Secured Parties (as defined therein), as the same now exists or may hereafter be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

“Guaranty Obligation” means, with respect to Holdings and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) take-or-pay obligations not entered into for the purpose of assuring in any other manner the obligee of such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedging Obligations” means all existing or future payment and other obligations owing by any Credit Party under any Hedging Agreement, including the Termination Value thereof (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is executed.

“Holdings” has the meaning assigned thereto in the introductory paragraph hereto.

“Inactive Subsidiary(ies)” means any direct or indirect Subsidiary(ies) of Holdings which (i) is and at all times remains an inactive entity, without any current trade or business, (ii) has de minimis assets, (iii) has de minimis liabilities (whether liquidated or contingent, (iv) is not material to the ongoing business or operations of the Borrowers (or any of them) or any other Credit Party, (v) if liquidated, dissolved or merged out of existence, will not cause or result in a violation by any Credit Party of any federal, state or local law, rule or regulation.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Increase Date” has the meaning assigned thereto in Section 2.8(e).

“Increase Notice” has the meaning assigned thereto in Section 2.8(a).

“Increasing Lender” has the meaning assigned thereto in Section 2.8(b).

“Indebtedness” means, with respect to Holdings and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP:

(a) all liabilities, obligations and indebtedness for borrowed money including obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b) all obligations to pay the deferred purchase price of property or services of any such Person (including all obligations under non-competition or similar agreements), except (i) trade payables arising in the ordinary course of business not more than ninety (90) days past due and (ii) trade payables arising in the ordinary course of business that are more than ninety (90) days past due, but which are subject to a bona fide dispute and are being contested in good faith in a manner consistent with historical norms promptly institute and diligently conducted;

(c) the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases (regardless of whether accounted for as indebtedness under GAAP);

(d) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) all Guaranty Obligations of any such Person;

(f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any;

(h) all obligations of any such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property or any other Off-Balance Sheet Liability; and

(i) all Net Hedging Obligations.

For all purposes hereof, the Indebtedness of any Person (i) shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) shall not include multi-period ordinary course capital purchase arrangements. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned thereto in Section 12.3(b).

“Information” has the meaning assigned thereto in Section 12.11.

“Insurance or Condemnation Event” means the receipt by any Credit Party of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Intercreditor Agreement” means the intercreditor agreement, dated as of the date hereof, executed by and among the Administrative Agent, the Trustee and the Notes Collateral Agent and acknowledged by the Credit Parties, as the same now exists or may hereafter be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

“Interest Expense” means, with reference to any period, the interest expense (net of interest income) of Holdings and its Subsidiaries calculated on a Consolidated basis for such period, in accordance with GAAP.

“Interest Period” has the meaning assigned thereto in Section 4.1(b).

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Interim Period” has the meaning assigned thereto in the definition of Fixed Charge Coverage Ratio.

“Investments” has the meaning assigned thereto in Section 9.3.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Bank” means (i) the Administrative Agent (or an Affiliate thereof), (ii) a Lender (or an Affiliate thereof) selected by or acceptable to the Administrative Agent or (iii) a bank or other legally authorized Person selected by or acceptable to the Administrative Agent in its sole discretion and guaranteed by the Administrative Agent (or an Affiliate thereof).

“L/C Cash Collateral” means the cash collateral pledged and deposited via wire transfer of immediately available funds (or by other means acceptable to the Administrative Agent) to the Administrative Agent, for the ratable benefit of the Lenders and reflected in the L/C Cash Collateral Account, which may be commingled with and not segregated from the Administrative Agent’s general funds, and which L/C Cash Collateral shall at all times be in the amount of not less than 105% of the aggregate amount of the L/C Obligations.

“L/C Cash Collateral Account” means that certain account maintained on the books of the Administrative Agent reflecting the unsegregated balance from time to time of the L/C Cash Collateral.

“L/C Commitment” means the lesser of (a) $10,000,000 and (b) the Revolving Credit Commitment.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“L/C Participants” means the collective reference to all the Lenders other than the applicable Issuing Bank.

“Lender” means each Person executing this Agreement as a Lender (including each Issuing Bank and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.11.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letters of Credit” means the letters of credit issued pursuant to Section 3.1

“Letter of Credit Application” means an application, in the form specified by the applicable Issuing Bank from time to time, requesting such Issuing Bank to issue a Letter of Credit.

“Letter of Credit Fee” shall have the meaning set forth in Section 3.3(a).

“Leverage Ratio” shall have the meaning set forth in the Senior Secured Notes Indenture as in effect on the date hereof.

“LIBOR” means, with respect to any LIBOR Rate Loan for any Interest Period:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the Bloomberg BBAM Screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such interest period) with a term equivalent to such interest period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such interest period; or

(b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or such service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

(c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by JPMorgan Chase Bank and with a term equivalent to such Interest Period would be offered by JPMorgan Chase Bank’s London Branch (or such other major bank as is acceptable to the Administrative Agent if JPMorgan Chase Bank is no longer offering to acquire or allow deposits in the London interbank Eurodollar market) to major banks in the London interbank Eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

“LIBOR Rate” means, with respect to any LIBOR Rate Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to (a) LIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

“License” means, as to any Credit Party, any license, permit, consent, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by, or any filing or registration with, any Governmental Authority or third Person (including the FCC or any applicable PUC) necessary for such Person to own, build, maintain, or operate its business or property.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Liquidity” means, as of any date of determination, the sum of (i) Revolving Credit Availability, plus (ii) Qualified Cash.

“Loan Documents” means this Agreement, each Note, the Letter of Credit Applications, the Guaranty Agreement, the Security Documents, the Intercreditor Agreement and each other document, instrument, certificate and agreement executed and delivered by any Credit Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Hedging Agreement), all as may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.

“Loans” means the collective reference to the Revolving Credit Loans, the Swingline Loans and the Protective Advances, and “Loan” means any of such Loans.

“Material Adverse Effect” means a material adverse effect on (a) the business or condition of Holdings and its Subsidiaries, taken as a whole, (b) the ability of any Credit Party to perform its obligations under any Loan Document to which it is a party in any material respect or (c) the rights and remedies of any Lender or any Secured Party (as defined in any applicable Loan Document) under any Loan Document in any material respect.

“Material Contract” means (a) any contract or other agreement, written or oral, of any Credit Party involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of any Credit Party the failure to comply with which or the termination of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means the earliest to occur of (a) May 15, 2017, or (b) the date of termination of the Revolving Credit Commitment by the Administrative Agent on behalf of the Lenders pursuant to Section 10.2(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering all material (as determined by the Administrative Agent in its sole discretion) real property now or hereafter owned in fee by any Credit Party, including such documentation as may be necessary to obtain a security interest under Right-of-Way Agreements, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Credit Party in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined therein), as any such document may be amended, restated, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition by any Credit Party, the gross cash proceeds received by such Credit Party from such sale less the sum of (i) all income taxes and other taxes payable as a result of such sale and any other fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) sold, which Indebtedness is required to be repaid in connection with such sale, (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith and (c) with respect to any Insurance or Condemnation Event, the

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

gross cash proceeds received by any Credit Party from an insurance company or Governmental Authority, as applicable, less the sum of (i) all fees and expenses in connection therewith, and (ii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) subject to such loss or condemnation proceeding, which Indebtedness is required to be repaid in connection with such loss or condemnation proceeding.

“Net Hedging Obligations” means, as of any date, the Termination Value of any such Hedging Agreement on such date.

“Net Income” means, with reference to any period, the net income (or loss) of Holdings and its Subsidiaries calculated on a Consolidated basis for such period, determined in accordance with GAAP.

“New Equity” means the shares of Capital Stock of Holdings issued on the Effective Date and distributed as described in the Plan of Reorganization.

“Non-Core Markets” means all markets other than Core Markets.

“Non-Included Taxes” has the meaning assigned thereto in Section 6.1(f).

“Non-Material Subsidiary(ies)” means any Inactive Subsidiary and any other direct or indirect Subsidiary(ies) of Holdings for which individually or in the aggregate, (a) the fair market value of assets as of the last balance sheet date for which the most recent financial statements have been delivered hereunder, is below $250,000 and (b) the revenues for the last 12 month period ending on the last month or which the most recent financial statements have been delivered hereunder, are below $250,000.

“Notes” means the collective reference to the Revolving Credit Notes and the Swingline Note.

“Notes Collateral Agent” means the Trustee, in its capacity as collateral agent.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 4.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all Hedging Obligations and (d) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Credit Party to the Lenders or the Administrative Agent, in each case under any Loan Document or otherwise, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any sale and leaseback transaction which is not a Capital Lease Obligation, (c) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (d) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (d) operating leases.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Other Investments” has the meaning assigned thereto in Section 9.3(c).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“PA Closing Date” has the meaning assigned thereto in Section 9.3(c)(i).

“PA Commitment Date” has the meaning assigned thereto in Section 9.3(c)(i).

“Participant” has the meaning assigned thereto in Section 12.11(d).

“Patriot Act” means the USA PATRIOT Improvement and Reauthorization Act, Pub. L. No. 109-177 (Mar. 9, 2006).

“Payment Account” means each bank account established pursuant to the Security Documents, to which the funds of the Borrowers (including proceeds of Receivables and other Collateral) are deposited or credited, and which is maintained in the name of the Administrative Agent or any Credit Party, or any of them, as the Administrative Agent may determine, on terms acceptable to the Administrative Agent.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of any Credit Party or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of a Credit Party or any of its current or former ERISA Affiliates.

“Permitted Acquisition” means any investment by any Credit Party in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person if each such acquisition meets all of the following requirements:

(a) no less than fifteen (15) Business Days prior to the proposed closing date of such acquisition, the Administrative Borrower shall have delivered written notice of such acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such acquisition;

(b) Holdings shall have certified on or before the closing date of such acquisition, in writing and in a form reasonably acceptable to the Administrative Agent, that such acquisition has been approved by the board of directors or equivalent governing body of the Person to be acquired;

(c) the Person or business to be acquired (i) shall be organized under the laws of the United States, provided that subsidiaries of such Person or business organized outside of the laws of the United States (each a “Foreign Subsidiary”) shall be permitted to be acquired hereunder provided that such Foreign Subsidiary would qualify as a Non-Material Subsidiary; (ii) shall be in a substantially similar line of business as the Credit Parties pursuant to Section 9.12; (iii) shall have no outstanding Indebtedness after giving effect to such acquisition on a pro forma basis other than Indebtedness permitted pursuant to Section 9.1 and (iv) no liens will be incurred, assumed or would exist with respect to the assets of Holdings or its Subsidiaries as a result of such acquisition, other than Permitted Liens;

(d) no Change in Control shall have been effected thereby;

(e) the Administrative Borrower shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) pursuant to Section 8.11 to be delivered at the time required pursuant to Section 8.11;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(f) no later than five (5) Business Days prior to the proposed closing date of such acquisition, the Administrative Borrower, to the extent requested by the Administrative Agent, (i) shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents, and (ii) shall have delivered to, or made available for inspection by, the Administrative Agent substantially complete Permitted Acquisition Diligence Information;

(g) no Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition;

(h) after giving effect to any such acquisition, including the payment of the Permitted Acquisition Consideration, the Borrowers shall have Liquidity of at least $7,500,000; and

(i) Holdings shall provide such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with the acquisition, provided that to the extent practicable, the Administrative Agent will endeavor to make such requests at least three Business Days prior to the Closing of the Permitted Acquisition.

“Permitted Acquisition Consideration” means the aggregate amount of the purchase price (including any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Qualified Capital Stock of Holdings, net of the applicable acquired company’s cash balance as shown on its most recent financial statements delivered in connection with the applicable Permitted Acquisition) to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by any Credit Party in order to consummate the applicable Permitted Acquisition.

“Permitted Acquisition Diligence Information” means with respect to any acquisition proposed by any Credit Party, to the extent applicable, all material financial information, all material contracts, all material customer lists, all material supply agreements, and all other material information, in each case, reasonably requested to be delivered to the Administrative Agent in connection with such acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential, (b) classified or (c) subject to any attorney-client privilege).

“Permitted Acquisition Documents” means with respect to any acquisition proposed by any Credit Party, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including all legal opinions and each other material document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted Holders” means Fidelity Management and Research Company, BlackRock Financial Management, Inc., MSD Credit Opportunity Fund, L.P. and Watershed Asset Management, L.L.C., and their respective Affiliates and each fund, co-investment vehicle or managed account with respect to which any of the foregoing or their Affiliates has investment authority.

“Permitted LC Cash Collateral Accounts” means the accounts in which cash and Cash Equivalents are deposited to secure Permitted LCs in accordance with clauses (c)(ii) and (d)(iii) of Section 9.1 pursuant to Permitted Liens of the type described in clause (i) of Section 9.2.

“Permitted LCs” has the meaning assigned thereto in clause (d) of Section 9.1.

“Permitted Liens” means the Liens permitted pursuant to Section 9.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan of Reorganization” means that certain Joint Prepackaged Plan of Reorganization for Broadview Networks Holdings, Inc. and its Affiliated Debtors dated August 22, 2012, which was filed in the Bankruptcy Cases

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

on August 22, 2012, and was most recently supplemented by a filing made on October 1, 2012, at Docket No. 141 on the docket in the Bankruptcy Cases, as may be further amended, modified or supplemented from time to time (provided that any such amendment, modification or supplementation is satisfactory to the Administrative Agent).

“Pre-Petition Senior Secured Notes” means Holdings’ 11 3/8% senior secured notes due 2012 issued in an aggregate principal amount of $300,000,000, together with any exchange notes issued in exchange therefor, pursuant to the Pre-Petition Senior Secured Notes Indenture.

“Pre-Petition Senior Secured Notes Indenture” means the indenture, dated as of August 23, 2006, executed by and among the Credit Parties party thereto, the Trustee and the Notes Collateral Agent.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank (or its successor) as its prime rate in effect at its principal office in New York City (or if such rate is at any time not available, the prime rate so quoted by any banking institution as determined by the Administrative Agent in its sole discretion), which rate is not intended to be the lowest rate charged by any such banking institution to its borrowers; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

“Proposed Increase Date” has the meaning assigned thereto in Section 2.8(a).

“Proposed Restricted Payment Date” has the meaning assigned thereto in Section 9.6(c)(ii).

“Protective Advance” has the meaning assigned thereto Section 2.7(a).

“Public Equity Offering” means an underwritten public offering of Common Stock of Holdings or any holding company of Holdings pursuant to a registration statement filed with the SEC (other than on Form S-8).

“PUC” means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any network facility or long distance telecommunications systems or over Persons who own, construct or operate a network facility or long distance telecommunications systems, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Borrowers and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, all of which Deposit Accounts or Securities Accounts are the subject of Control Agreements providing to the Administrative Agent, a perfected first priority Lien and security interest and are maintained by banks or securities intermediaries located within the United States; provided, however that Qualified Cash shall not include L/C Cash Collateral.

“Receivables” means, as to each Credit Party, all of such Credit Party’s accounts, contract rights, instruments, documents, chattel paper (whether tangible or electronic), drafts and acceptances, general intangibles and all other forms of obligations owing to such Credit Party (including any Unearned Billed Receivable or Unbilled Receivable), in each case arising out of or in connection with the sale, lease or other disposition of inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Administrative Agent hereunder.

“Register” has the meaning assigned thereto in Section 12.10(c).

“Refinancing” means the repayment in full and termination of the DIP Credit Facility and the exchange of the Pre-Petition Senior Secured Notes for 97.5% of the New Equity and $150,000,000 of Senior Secured Notes.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Reimbursement Obligation” means the joint and several obligation of the Borrowers to reimburse the applicable Issuing Bank pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Bank.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, trustees, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any date, any combination of Lenders having fifty one percent (51%) or more of the aggregate amount of the Revolving Credit Commitment; provided that the Revolving Credit Commitment of, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, provided, further, that if there are less than three (3) Lenders, Required Lenders shall mean all Lenders (other than any Defaulting Lender).

“Responsible Officer” means the chief executive officer, president, vice-president, chief financial officer, controller, treasurer or assistant treasurer of a Credit Party or any other officer of a Credit Party reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Payments” means and includes the payment of any dividends upon Capital Stock, distributions of cash or property to the holders of Capital Stock, Equity Redemptions, voluntary prepayments of principal on the Senior Secured Notes and other similar payments.

“Restricted Telecom Operator” means any Person that is a provider of telecommunication, information and data services and the majority of whose revenues are derived from the provision of such services.

“Revolving Credit Availability” means the difference between (A) the lesser of (x) the Revolving Credit Commitment of all Lenders and (y) the Borrowing Base Amount and (B) the sum of all outstanding Loans and L/C Obligations.

“Revolving Credit Commitment” means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite the name of such Lender on the signature pages hereto (and thereafter opposite such Lender’s name on the Register), as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans, as such amount may be reduced or increased at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Lenders on the Closing Date shall be $25,000,000.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.

“Revolving Credit Loans” means any revolving loan made to the Borrowers pursuant to Section 2.1. and all such revolving loans collectively as the context requires.

“Revolving Credit Note” means a promissory note made, jointly and severally, by the Borrowers in favor of a Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form of Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Right-of-Way Agreements” means agreements, documents or instruments that secure or evidence access to real property or rights-of-way for the purpose of constructing, installing, obtaining or operating facilities in connection with the conduct of business by Holdings or any Subsidiary.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Entity” means (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time.

“Second Priority Debt Cap” has the meaning assigned thereto in the Intercreditor Agreement.

“Securities Account” means a securities account (as that term is defined in the UCC).

“Security Documents” means the collective reference to the Collateral Agreement, the Guaranty Agreement, the Control Agreements, the Mortgages, and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Secured Notes” means (i) Holdings’ 10 1/2% senior secured notes due 2017, issued in an aggregate principal amount of $150,000,000, together with any exchange notes issued in exchange therefor pursuant to the Senior Secured Notes Indenture as in effect on the date hereof, and (ii) any additional notes issued by Holdings, together with any exchange notes issued in exchange therefor pursuant to the Senior Secured Note Indenture as in effect on the date hereof, and in the case of any additional notes, only to the extent such additional notes are permitted by the Intercreditor Agreement to be issued.

“Senior Secured Notes Indenture” means the indenture, dated as of the date hereof, executed by and among the Credit Parties party thereto, the Trustee and the Notes Collateral Agent.

“Senior Secured Notes Issuance” means the issuance by Holdings of the Senior Secured Notes pursuant to the Senior Secured Notes Indenture.

“Solvent” means, as to any Person on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“SPC” has the meaning assigned thereto in Section 12.10(g).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board with respect to the LIBOR Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Rate Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

“Subordinated Indebtedness” means the collective reference to any Indebtedness of any Credit Party subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are satisfactory to the Required Lenders.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to “Subsidiary” or “Subsidiaries” herein shall refer to those of Holdings.

“Swingline Commitment” means ten percent (10%) of the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means CIT or if CIT is no longer a Lender, any other Lender selected by the Administrative Agent who agrees to act as the Swingline Lender hereunder.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrowers pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made, jointly and severally, by the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Tax Reserves” means, as of any date of determination, but only if any federal, state, local or other taxes, assessments or other governmental charges (including any Universal Service Fund charges) or levies upon any Credit Party or any of their respective properties, income, profits or assets is then delinquent, the amount of all such taxes, assessments and governmental charges or levies that is due and payable as of such date.

“Taxes” “taxes,” Tax” or “tax” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of any Credit Party of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

“Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Three-Month LIBOR Rate” means, for any day, the LIBOR Rate with an Interest Period equivalent to three (3) months.

“Transactions” means, collectively, the Senior Secured Notes Issuance and the Refinancing.

“Transaction Documents” means, collectively, the Senior Secured Notes Indenture and all other material agreements, instruments, certificates and other documents relating to the Transactions, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 9.10.

“Transfer” has the meaning assigned thereto in Section 2.7(b).

“Transfer Date” has the meaning assigned thereto in Section 2.7(b).

“Trustee” means The Bank of New York Mellon, in its capacity as the trustee under the Senior Secured Notes Indenture.

“TTM Period” means as of any date of determination, the most recently ended period of twelve consecutive calendar months.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unbilled Receivables” means Receivables for which any services have been performed and revenue has been earned by any Credit Party in respect of such services performed but such amounts have not yet been billed.

“Unearned Billed Receivables” means Receivables for which a portion of the usual and customary monthly recurring charges for the services giving rise to such Receivable have not been completely performed by the applicable Credit Party as of the effective date of the borrowing base, but for which the Credit Party expects to deliver such service to the Customer and has advance billed its Customer, consistent with usual and customary practices for a maximum period of one-month commencing on the date of such Customer’s regular billing date.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 500.

“United States” means the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701 (a)(30) of the Code.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by Holdings and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than Holdings or any other Subsidiary).

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (g) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to “ and “until” each mean “to but excluding;” and the word “through” means “to and including,” and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Any reference in this Agreement or in any of the other Loan Documents to a Default that is continuing or an Event of Default that is continuing or the continuance thereof, shall mean (i) in the case of a Default, one that has not been cured within any applicable cure period (to the extent susceptible to cure), and (ii) in the case of an Event of Default, one that has not been waived in writing by the Administrative Agent and/or Required Lenders, as the case may be. In further clarification of the foregoing, any Event of Default under this Agreement or under any other Loan Document shall be “continuing” unless and until such Event of Default has been waived in writing by the Administrative Agent and/or Required Lenders, as the case may be.

Section 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements required by Section 7.1(b), except as otherwise specifically prescribed herein.

Section 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.5 Rounding. Any financial ratios required to be satisfied by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

ARTICLE II.

REVOLVING CREDIT FACILITY

Section 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Revolving Credit Loans to the Borrowers from time to time after the Closing Date to, but not including, five (5) Business Days prior to the Maturity Date as requested by the Borrowers in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed (i) the lesser of (x) the Revolving Credit Commitment and (y) the Borrowing Base Amount less (ii) the sum of all outstanding Swingline Loans, Protective Advances and L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrowers shall not at any time exceed such Lender’s Revolving Credit Commitment less such Lender’s Commitment Percentage of outstanding L/C Obligations, outstanding Swingline Loans and outstanding Protective Advances. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender’s Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may, jointly and severally, borrow, repay and reborrow Revolving Credit Loans hereunder until five (5) Business Days prior to the Maturity Date.

Section 2.2 Swingline Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time from the Closing Date to, but not including, the Maturity Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) (A) the lesser of (x) the Revolving Credit Commitment and (y) the Borrowing Base Amount less (B) the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

(b) Refunding.

(i) Swingline Loans shall be refunded by the Lenders on demand by the Swingline Lender. Such refundings shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Lenders on the books and records of the Administrative Agent. Each Lender shall fund its respective Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Lender’s obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender’s failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender’s Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Loan.

(ii) The Borrowers shall, jointly and severally, pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrowers hereby authorize the Administrative Agent to charge any account maintained by any Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of any Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages (unless the amounts so recovered by or on behalf of such Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 11.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Article V. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 10.1(j) or (k) shall have occurred, each Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded).

Section 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a) Requests for Borrowing. The Administrative Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $50,000 or a whole multiple of $10,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $ 1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $50,000 or a whole multiple of $10,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(b) Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrowers identified in the most recent notice substantially in the form of Exhibit C (a “Notice of Account Designation”) delivered by the Administrative Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.2(b).

Section 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a) Repayment on Maturity Date/Payment during Cash Dominion Period. The Borrowers hereby, jointly and severally, agree to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Maturity Date, (ii) all Swingline Loans in accordance with Section 2.2(b) and, in any event, in full on the

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Maturity Date, and (iii) all Protective Advances on the earlier of the Maturity Date and demand by the Administrative Agent, together, in each case, with all accrued but unpaid interest thereon. At all times during a Cash Dominion Period (except to the extent that Section 10.4 applies), each Business Day the Administrative Agent shall apply all immediately available funds credited to the Collection Account first to prepay any Protective Advances that may be outstanding, pro rata, second, to prepay any Swingline Loans that may be outstanding, pro rata and third to prepay the Revolving Loans made by the Lenders, pro rata.

(b) Mandatory Prepayments. During a Cash Dominion Period or at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans, L/C Obligations and Protective Advances exceeds the lesser of (x) the Revolving Credit Commitment and (y) the Borrowing Base Amount, the Borrowers, jointly and severally, agree to repay immediately, by payment to the Administrative Agent for the account of the Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Protective Advances, if any, second to the principal amount of outstanding Swingline Loans, third to the principal amount of outstanding Revolving Credit Loans and fourth, with respect to any Letters of Credit then outstanding, the L/C Cash Collateral (such L/C Cash Collateral to be applied in accordance with Section 10.2(b)).

(c) Optional Prepayments. The Borrowers may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice from the Administrative Borrower to the Administrative Agent substantially in the form of Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $50,000 or a whole multiple of $10,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $1,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $50,000 or a whole multiple of $10,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

(d) Limitation on Prepayment of LIBOR Rate Loans. The Borrowers may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

(e) Hedging Agreements. No repayment or prepayment pursuant to this Section shall affect any of any Borrower’s obligations under any Hedging Agreement.

Section 2.5 Permanent Reduction of the Revolving Credit Commitment.

(a) Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days’ prior written notice from the Administrative Borrower to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof so long as after giving effect to any such reduction the aggregate amount of outstanding Extensions of Credit does not exceed the Revolving Credit Commitment after giving effect to such reduction. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Lender according to its Commitment Percentage. All fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.

(b) Mandatory Reduction. The Revolving Credit Commitment shall be permanently reduced as set forth below.

(i) Debt Issuances. The Revolving Credit Commitment shall be permanently reduced by an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(ii) Asset Dispositions. The Revolving Credit Commitment shall be permanently reduced by an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition; provided that, so long as no Default or Event of Default has occurred and is continuing, no reduction shall be required hereunder in connection with (A) up to $500,000 aggregate Net Cash Proceeds from Asset Dispositions by any Credit Party, (B) any Asset Disposition or series of related Asset Dispositions by any Credit Party in which the aggregate Net Cash Proceeds from such disposition(s) are reinvested within 350 days after receipt of such Net Cash Proceeds by such Credit Party in replacement assets (useful to the business of the Borrowers and the Guarantors as conducted in accordance with Section 9.12), or (C) Asset Dispositions permitted pursuant to clauses (a) through (g) of Section 9.5.

(iii) Insurance or Condemnation Events. The Revolving Credit Commitment shall be permanently reduced by an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance or Condemnation Event; provided that, so long as no Default or Event of Default has occurred and is continuing, no reduction shall be required hereunder (A) in connection with up to $500,000 aggregate Net Cash Proceeds from Insurance or Condemnation Events received by any Credit Party or any Subsidiary thereof or (B) in connection with Insurance or Condemnation Events with respect to any Credit Party in which the aggregate Net Cash Proceeds are reinvested within 350 days after receipt of such Net Cash Proceeds by such Credit Party or Subsidiary in similar replacement assets.

(c) Corresponding Payment. Each permanent reduction permitted or required pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans, Protective Advances and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrowers shall, jointly and severally, be required to deposit L/C Cash Collateral into the L/C Cash Collateral Account. Such L/C Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by, first payment of all outstanding Protective Advances, second, payment of all outstanding Swingline Loans, third, payment of all outstanding Revolving Credit Loans and fourth, furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations (to the extent not otherwise secured by the L/C Cash Collateral Account), together with accrued and unpaid interest or fees, as the case may be, related thereto to the date of such prepayment, and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. Such cash collateral shall be applied in accordance with Section 10.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

Section 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility shall terminate on the Maturity Date, unless sooner terminated as otherwise provided herein.

Section 2.7 Protective Advances.

(a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent deems necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of principal, interest, fees, premiums, reimbursable expenses (including costs, fees and expenses as described in Section 12.3) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Section 5.2 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be Base Rate Loans. The Administrative Agent’s authorization to make Protective Advances may be revoked

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Revolving Credit Availability and the conditions precedent set forth in Section 5.2 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Credit Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.7(b).

(b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Commitment Percentage. Each Lender shall transfer (a “Transfer”) the amount of such Lender’s Commitment Percentage of the outstanding principal amount of the applicable Protective Advance with respect to such purchased interest and participation promptly when requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, but in any case not later than 3:00 p.m., New York City time, on the Business Day notified (if notice is provided by the Administrative Agent prior to 12:00 p.m. New York City time, and otherwise on the immediately following Business Day (the “Transfer Date”). Transfers may occur during the existence of a Default or Event of Default and whether or not the applicable conditions precedent set forth in Section 5.2 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amount of the Protective Advance and, together with Lender’s Commitment Percentage of such Protective Advance, shall constitute Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on such Transfer Date, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 4.7. From and after the date, if any, on which any Lender is required to fund, and funds, its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.8 Accordion.

(a) At any time after the date of this Agreement, the Borrowers may request by written notice (an “Increase Notice”) to the Administrative Agent that the Revolving Credit Commitment be increased (a “Commitment Increase”) by an amount that is not greater than $10,000,000 (the “Maximum Increase Amount”). Each Increase Notice shall state (i) the amount of the requested Commitment Increase, which shall not be less than $5,000,000 (the “Additional Commitment”) unless such amount is a lesser amount equal to the difference between the Maximum Increase Amount minus the initial Commitment Increases, and (ii) the proposed date on which the Commitment Increase would be effective (such date or any later date as the Administrative Agent shall reasonably specify in light of the time required to seek the Additional Commitment, the “Proposed Increase Date”). In no event may the Revolving Credit Commitment be increased pursuant to this Section 2.8 on more than two (2) occasions during the term of this Agreement.

(b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrowers for a Commitment Increase, which notice shall include (i) a copy of the Increase Notice and a statement from the Administrative Agent as to the Proposed Increase Date, if different from that set forth by the Borrowers in the Increase Notice, and (ii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Additional Commitment Date”). In connection with any request for a Commitment Increase, each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Additional Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed upon between the Borrowers and the Administrative Agent.

(c) Promptly following the Additional Commitment Date, the Administrative Agent shall notify the Borrowers as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in the requested

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Commitment Increase on the Additional Commitment Date is less than the requested Commitment Increase, then the Administrative Agent may extend offers to one or more other lenders that are selected by the Administrative Agent in its sole discretion and approved by the Borrowers, such approval not to be unreasonably withheld, conditioned or delayed, to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the Additional Commitment Date.

(d) In the event that the Administrative Agent is unable to obtain Commitments from the existing Lenders and any new lenders sufficient to increase the Revolving Credit Commitment by the amount of the requested Commitment Increase, the Administrative Agent shall give written notice thereof to the Borrowers. The Borrowers shall have the option of increasing the Revolving Credit Commitment up to the level, if any, for which the Administrative Agent was able to obtain Commitments by giving written notice of such election to the Administrative Agent within ten (10) days after receipt of notice from the Administrative Agent of such Commitments. If the Borrowers shall fail to deliver such notice within such ten (10) day period, the Borrowers shall be deemed to have elected to not increase the Revolving Credit Commitment at such time.

(e) Unless otherwise mutually agreed by the Borrowers and the Administrative Agent, the closing of any increase in the Revolving Credit Commitment contemplated by this Section 2.8 (the date of such closing, the “Increase Date”) shall occur on the Proposed Increase Date. On the Increase Date, each new lender that accepts an offer to participate in a requested Commitment Increase in accordance with the provisions of this Section 2.8 shall become an additional Lender (“Additional Lender”) as of such Increase Date, and the Commitment of each Increasing Lender shall be increased by an amount sufficient to reflect its agreed upon share of the Additional Commitment; provided, however, the following conditions are met:

(i) all fees and expenses owing to the Lenders and the Administrative Agent have been paid in accordance with this Agreement, including any increased fees or expenses attributable to the Additional Commitment on or prior to the Increase Date, as contemplated by this Agreement;

(ii) no Default or Event of Default shall exist on the Increase Date;

(iii) the Borrowers shall deliver to the Administrative Agent on or before the Increase Date a certificate stating that all of the foregoing conditions have been satisfied and that the representations and warranties contained in the Loan Documents are true and correct on and as of the Increase Date (except for those (i) which expressly relate to an earlier date which shall be true and correct as of such earlier date, and (ii) which are qualified as to materiality or Material Adverse Effect which shall be true and correct in all respects), which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent;

(iv) each Increasing Lender shall deliver a writing reasonably satisfactory to the Administrative Agent, confirming the increase in the amount of its Commitment; and

(v) a duly executed Assignment and Acceptance shall be delivered in form and substance satisfactory to the Administrative Agent, pursuant to which each Additional Lender shall become a Lender party to this Agreement.

(f) In connection with any requested increase of the Commitments pursuant to this Section 2.8, the Borrowers shall execute and deliver to the Administrative Agent such documents, instruments and information as the Administrative Agent shall reasonably request in order to evaluate the request for the Additional Commitments, successfully syndicate and evidence the proposed Commitment Increase. If the Revolving Credit Commitment is increased by the Additional Commitment in accordance with this Section 2.8, the Administrative Agent shall send to each Lender a writing showing the changes in their respective Revolving Credit Commitment.

(g) In no event shall the fees, (other than upfront fees), interest rate and other compensation offered or paid in respect of the Additional Commitments or increase in Commitments to any Additional Lender have higher rates than the amounts paid and payable to CIT or any other then existing Lenders in respect of their Commitments unless the fees (other than upfront fees), interest and other compensation paid to CIT and the other existing Lenders is increased to an equivalent amount, unless otherwise agreed upon by the Administrative Agent,

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

and the terms and conditions applicable to the Additional Commitment shall be the same as for the rest of the Revolving Credit Commitment, except as otherwise agreed by the Administrative Agent; provided that the upfront fees payable to the Lenders in respect of such Additional Commitment may be different from the upfront fees payable to the Lenders in respect of their initial Commitments under this Agreement.

(h) Any increase in the Revolving Credit Commitment and the performance by the Administrative Agent of its obligations under this Section 2.8 shall not be subject to any consent of the Lenders.

(i) Nothing in this Section 2.8 shall constitute a commitment to lend or an agreement to make a lending commitment or to make credit available or to syndicate the Commitment Increase on the part of the Lenders or the Administrative Agent. The Borrowers acknowledge and agrees that any proposed Commitment Increase shall be subject to, among other things, then existing market conditions or prospects, the satisfactory completion of each Additional Lender’s or Increasing Lender’s, as applicable, respective diligence, underwriting and internal approval procedures, and any failure of any Person to obtain internal approvals for or to successfully syndicate any Commitment Increase, shall not constitute a breach or default hereunder. The Borrowers shall be entitled to withdraw their request for a Commitment Increase at any time prior to the closing of such Commitment Increase.

ARTICLE III.

LETTER OF CREDIT FACILITY

Section 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Administrative Agent, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to arrange for the Issuing Bank to issue Letters of Credit for the account of the Borrowers on any Business Day from the Closing Date through but not including five (5) Business Days prior to the Maturity Date in such form as may be approved from time to time by such Issuing Bank; provided, that the Administrative Agent shall have no obligation to arrange for the issuance of any such Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate principal amount of outstanding Swingline Loans, plus the aggregate principal amount of outstanding Protective Advances, plus the aggregate amount of L/C Obligations would exceed the lesser of (x) the Revolving Credit Commitment and (y) the Borrowing Base Amount. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $5,000, (ii) be a standby or commercial letter of credit issued to support obligations of any Credit Party, contingent or otherwise, incurred in the ordinary course of business (including bid, performance, surety and similar bonds or obligations), (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (it being understood and agreed that such limitation shall not be construed to prohibit the issuance by such Issuing Bank of “evergreen” Letters of Credit providing for automatic extension for periods not exceeding 12 months), which expiry date (including any such date that could automatically be extended pursuant to an “evergreen” provision contained in a Letter of Credit) shall be no later than the fifth (5th) Business Day prior to the date specified in clause (a) of the definition of the term “Maturity Date” and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by such Issuing Bank and, to the extent not inconsistent therewith, the laws of the State of New York. The Administrative Agent shall not be obligated to arrange for the issuance of any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

Section 3.2 Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that any Issuing Bank issue a Letter of Credit by the Administrative Borrower delivering to the Administrative Agent’s Office a Letter of Credit Application therefor to such Issuing Bank, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank or the Administrative Agent may request. Upon receipt of any Letter of Credit Application, such Issuing Bank shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrowers. Such Issuing Bank shall promptly furnish to the Administrative Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s participation therein.

Section 3.3 Commissions and Other Charges.

(a) Letter of Credit Commissions. The Borrowers shall, jointly and severally, pay to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit issued by such Issuing Bank in an amount equal to the average undrawn amount of such Letter of Credit multiplied by three percent (3.0%) per annum (which percentage includes any fronting fees) (the “Letter of Credit Fee”). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to such Issuing Bank and the L/C Participants all commissions received with respect to such Letter of Credit pursuant to this Section in accordance with their respective Commitment Percentages.

(b) Intentionally Omitted.

(c) Other Costs. In addition to the foregoing fees and commissions, the Borrowers shall, jointly and severally, pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.

Section 3.4 L/C Participations.

(a) Each L/C Participant unconditionally and irrevocably agrees with the Administrative Agent that, if a draft is paid under any Letter of Credit for which the Administrative Agent (or such Issuing Bank) is not reimbursed in full by the Borrowers through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent (for account of such Issuing Bank) upon demand at the Administrative Agent’s address for notices specified herein an amount equal to such L/C Participant’s Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Administrative Agent pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by any Issuing Bank under any Letter of Credit, the Administrative Agent shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent the amount specified on the applicable due date. If any such amount is paid to the Administrative Agent after the date such payment is due, such L/C Participant shall pay to the Administrative Agent (for account of the Issuing Bank) on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Administrative Agent of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit and the Administrative Agent has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section, the Administrative Agent receives from such Issuing Bank any payment that such Issuing Bank received related to such Letter of Credit (whether directly from the Borrowers or otherwise), or any payment of interest on account thereof, the Administrative Agent will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Administrative Agent from such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent the portion thereof previously distributed by such Issuing Lender to it.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 3.5 Reimbursement Obligation of the Borrowers. In the event of any drawing under any Letter of Credit, the Borrowers, jointly and severally, agree to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Administrative Agent on each date on which the Administrative Agent notifies the Administrative Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Bank in connection with such payment. Unless the Administrative Borrower shall immediately notify the Administrative Agent that the Borrowers intend to reimburse such drawing from other sources or funds, the Administrative Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Bank in connection with such payment, and the Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Administrative Agent for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse such Issuing Bank for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Section 2.3(a) or Article V. If the Borrowers have elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse such Issuing Bank as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

Section 3.6 Obligations Absolute. The Borrowers’ obligations under this Article III (including the Reimbursement Obligation) shall be joint and several and absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrowers may have or have had against the applicable Issuing Bank or any beneficiary of a Letter of Credit or any other Person. The Borrowers also agree that such Issuing Bank and the L/C Participants shall not be responsible for, and the Borrowers’ Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of such Letter of Credit or any such transferee. No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrowers agree that any action taken or omitted by such Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrowers and shall not result in any liability of such Issuing Bank or any L/C Participant to the Borrowers. The responsibility of the applicable Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

Section 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

ARTICLE IV.

GENERAL LOAN PROVISIONS

Section 4.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrowers, (i) Revolving Credit Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin and (ii) any Swingline Loan and Protective Advance shall bear interest at the Base Rate plus the Applicable Margin. The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given by the Administrative Borrower or at the time a Notice of Conversion/Continuation is given by the Administrative Borrower pursuant to Section 4.2. Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

(b) Interest Periods. In connection with each LIBOR Rate Loan, the Administrative Borrower, by giving notice at the times described in Section 2.3 or 4.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3) or six (6) months; provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv) no Interest Period shall extend beyond the date specified in clause (a) of the definition of the term “Maturity Date,” without payment of any amounts pursuant to Section 4.9; and

(v) there shall be no more than four (4) Interest Periods in effect at any time.

(c) Default Rate. Subject to Section 10.3, (i) (A) upon the occurrence and during the continuance of any Event of Default, (1) immediately, the Borrowers shall no longer have the option to request any Loans (including Swingline Loans) or Letters of Credit or continue any LIBOR Rate Loans as LIBOR Rate Loans or convert any Base Rate Loans into LIBOR Rate Loans and (2) effective immediately if such Event of Default arises under Section 10.1(j) or (k) and effective after written notice to the Administrative Borrower if such Event of Default otherwise arises, all outstanding Loans and the Letter of Credit Fee shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to such Loans and Letter of Credit Fee, as applicable, and (ii) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(b), all outstanding interest and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing December 31, 2012; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans, Base Rate Loans accruing interest based on clauses (b) and (c) of the definition of the term “Base Rate” and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans accruing interest based on clause (a) of the definition of the term “Base Rate” shall be computed on the basis of a 365/366-day year and assessed for the actual number of days elapsed.

(e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that no Borrower pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by such Borrower under Applicable Law.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 4.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time following the tenth (10th) Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans and Protective Advances) in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans and Protective Advances) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Administrative Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

Section 4.3 Fees.

(a) Unused Line Fee. Commencing on the date of this Agreement, the Borrowers shall, jointly and severally, pay to the Administrative Agent, for the account of the Lenders, a non-refundable unused line fee at a rate per annum equal to the Applicable Percentage on the average daily unused portion of the Revolving Credit Commitment (for which purpose the aggregate outstanding amount of L/C Obligations shall be deemed to be a use of the Revolving Credit Commitment); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such unused line fee (other than with respect to calculating any unused line fee due to the Swingline Lender). The unused line fee shall be payable in arrears on the last Business Day of each calendar month during the term of this Agreement commencing November 30, 2012 and ending on the Maturity Date. Such unused line fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders’ respective Commitment Percentages.

(b) Administrative Agent’s and Other Fees. In order to compensate the Administrative Agent for acting in its capacity as such hereunder and under the other Loan Documents, the Borrowers, jointly and severally, agree to pay to the Administrative Agent, for its own account, an Administrative Agent Fee in the amount of $25,000, fully earned and payable to the Administrative Agent on the Closing Date, and on each anniversary of the Closing Date.

Section 4.4 Manner of Payment. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender’s Commitment Percentage (except as specified below), and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the applicable Issuing Bank’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Bank or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.9, 4.10, 4.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii) if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

Section 4.5 Evidence of Indebtedness.

(a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to, jointly and severally, pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Swingline Loans and Protective Advances. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 4.6 Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 4.9, 4.10, 4.11 or 12.3 hereof) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(b) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans, Protective Advances and Letters of Credit to any assignee or participant, other than to any Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

Section 4.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.3(b), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

Section 4.8 Changed Circumstances Affecting LIBOR Rate.

(a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars, in the applicable amounts are not being quoted via the Bloomberg BBAM Screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Administrative Borrower. Thereafter, until the Administrative Agent notifies the Administrative Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall, jointly and severally, repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Administrative Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Administrative Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

Section 4.9 Indemnity. The Borrowers and the other Credit Parties hereby, jointly and severally, indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

Section 4.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Bank;

(ii) subject any Lender or any Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.11 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender or such Issuing Bank); or

(iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or such Issuing Bank, the Borrowers shall, jointly and severally, promptly pay to any such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Bank’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Bank the Borrowers shall, jointly and severally, promptly pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Administrative Borrower shall be conclusive absent manifest error. The Borrowers shall, jointly and severally, pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate such Lender or such Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 4.11 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided that if such Borrower shall be required by Applicable Law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or the applicable Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of paragraph (a) above, the Borrowers shall, jointly and severally, timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification by the Borrowers. Each Borrower and each other Credit Party shall, jointly and severally, indemnify the Administrative Agent, each Lender and each Issuing Bank, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of such Lender or such Issuing Bank, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Administrative Borrower shall deliver to the

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a resident for tax purposes in the United States:

(A) any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of any Borrower or the Administrative Agent, but only if such Lender is legally entitled to do so), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. backup withholding tax;

(B) any Foreign Lender shall deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of any Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2) duly completed copies of Internal Revenue Service Form W-8ECI,

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(4) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.

(C) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C )(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which such Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(g) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the joint and several agreements and obligations of the Borrowers contained in this Section shall survive the payment in full of the Obligations and the termination of the Revolving Credit Commitment.

Section 4.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 4.10, or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.10 or 4.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrowers hereby, jointly and severally, agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. In addition, the Administrative Agent and each Lender shall take all reasonable actions reasonably requested by the Borrower that are without material risk and cost to such Administrative Agent or Lender, and consistent with the internal policies of such Administrative Agent or Lender and applicable legal and regulatory restrictions, in order to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver) and otherwise to minimize any amounts payable by the Borrower under Section 2.11, provided, however, the Borrowers agree to pay all reasonable costs and expenses incurred by the Administrative Agent or Lender in connection with taking such reasonable actions reasonably requested by the Borrower.

(b) Replacement of Lenders. If any Lender (A) requests compensation under Section 4.10 in amounts disproportionate to the amounts requested by any other Lender under such Section, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.11 in an amount disproportionate to the amount the Borrowers are required to pay any other Lender or such Governmental Authority for the account of such other Lender pursuant to such Section, or if any Lender defaults in its obligation to fund Loans hereunder, or (B) refuses to consent to any waiver or amendment with respect to any Loan Document that requires the consent of each Lender directly affected thereby or of each

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Lender and such waiver or amendment has been consented to by the Required Lenders, then the Borrowers may, at their sole expense and effort, upon notice by the Administrative Borrower to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 12.10,

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts),

(iii) in the case of any such assignment resulting from a claim for compensation under Section 4.10 or payments required to be made pursuant to Section 4.11, such assignment will result in a reduction in such compensation or payments thereafter, and

(iv) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 4.13 Security. The Obligations of each Borrower shall be secured as provided in the Security Documents.

Section 4.14 Defaulting Lenders. In the event that any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) such Defaulting Lender’s Revolving Credit Commitment and outstanding Revolving Credit Loans shall be excluded for purposes of calculating the fee payable to Lenders in respect of Section 4.3(a), and such Defaulting Lender shall not be entitled to receive any fee pursuant to Section 4.3(a) with respect to such Defaulting Lender’s Revolving Credit Commitment or Revolving Credit Loans;

(b) the Revolving Credit Commitments and Loans of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.2), provided that any waiver, amendment or modification requiring the consent of each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) in the event a Defaulting Lender has defaulted on its obligation to fund any Revolving Credit Loan, or purchase any participation pursuant to Section 2.2(b) or Section 3.4 hereof, until such time as the Default Excess with respect to such Defaulting Lender has been reduced to zero, any prepayments or repayments on account of the Revolving Credit Loans or participations purchased pursuant to Section 2.2(b) or Section 3.4 shall be applied to the Revolving Credit Loans and funded participations of other Lenders as if such Defaulting Lender had no Revolving Credit Loans or funded participations outstanding;

(d) If any Swingline Loans or L/C Obligations are outstanding at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Loans and L/C Obligations shall be reallocated among the non-defaulting Lenders in accordance with their respective Commitment Percentage of the total Revolving Credit Commitment provided that no Lender’s Extensions of Credit shall exceed its Revolving Credit Commitment;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(ii) if the reallocation described in paragraph (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (A) first, prepay the amount of the Swingline Loans equal to Defaulting Lender’s Commitment Percentage thereof after giving effect to any partial reallocation pursuant to paragraph (i) above and (B) second, deposit L/C Cash Collateral with the Administrative Agent for credit to the L/C Cash Collateral Account in an amount equal to Defaulting Lender’s Commitment Percentage of L/C Obligations (after giving effect to any partial reallocation pursuant to paragraph (i) above) in accordance with the procedures set forth in Section 10.2(b) and for so long as any such L/C Obligations are outstanding;

(iii) if the Borrowers deposit L/C Cash Collateral with the Administrative Agent for credit to the L/C Cash Collateral Account for any portion of such Defaulting Lender’s Commitment Percentage of L/C Obligations pursuant to this Section 4.14(d), the Borrowers shall not be required to pay any fees to such Defaulting Lender with respect to the portion of such Defaulting Lender’s Commitment Percentage of L/C Obligations which have been cash collateralized (and the Defaulting Lender shall not be entitled to receive any such fees);

(iv) if the Defaulting Lender’s Commitment Percentage of L/C Obligations are reallocated pursuant to this Section 4.14, then the letter of credit fees payable to the non-defaulting Lenders shall be adjusted accordingly; and

(v) if any Defaulting Lender’s Commitment Percentage of L/C Obligations is not cash collateralized or reallocated pursuant to this Section 4.14(d), then without prejudice to any rights or remedies of the Issuing Bank hereunder, all letter of credit fees payable with respect to such Defaulting Lender’s Commitment Percentage of L/C Obligations shall be payable to the Issuing Bank.

(e) So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, extend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-defaulting Lenders and/or L/C Cash Collateral will be provided by the Borrowers in accordance with Section 10.2(b), and participating interests in any such newly issued, extended or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-defaulting Lenders in a manner consistent with Section 4.14(d)(i) (and Defaulting Lenders shall not participate therein).

(f) In the event that the Administrative Agent, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters which caused such Lender to become a Defaulting Lender, then the Commitment Percentages of Swingline Loans and L/C Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Lenders (other than Swingline Loans) or participations in the Revolving Credit Loans as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans or participations in accordance with its Commitment Percentage.

(g) The rights and remedies with respect to a Defaulting Lender under this Section 4.14 are in addition to any other rights and remedies which the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, may have against such Defaulting Lender.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

ARTICLE V.

CONDITIONS OF CLOSING AND BORROWING

Section 5.1 Conditions to Closing and Initial Extensions of Credit. The effectiveness of this Agreement, and the obligation of the Lenders to make the initial Loan or issue or participate in any initial Letter of Credit, is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, together with a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (if requested thereby), the Security Documents, the Intercreditor Agreement or other agreements, as reasonably requested by the Administrative Agent, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b) Senior Secured Notes Indenture; Consummation of the Transactions.

(i) The Trustee, the Notes Collateral Agent and the Credit Parties party thereto shall have duly authorized, executed and delivered the Senior Secured Notes Indenture and the other agreements, documents and instruments collateral thereto and contemplated thereby; and

(ii) The Transactions shall have been consummated pursuant to the definitive documentation relating thereto and all conditions precedent to the consummation of the Transactions shall have been satisfied or, with the prior approval of the Administrative Agent, waived. The Administrative Agent shall have also received true and correct copies of all Transaction Documents (including the Senior Secured Notes Indenture and the Senior Secured Notes).

(c) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate of Holdings and the other Credit Parties. A certificate from a Responsible Officer of each of Holdings and each other Credit Party, delivered on behalf of the Credit Parties, to the effect that all representations and warranties contained in this Agreement and the other Loan Documents are true and correct; that none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in this Section 5.1.

(ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors or other governing body of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.1(c)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party (other than nex-i.com inc.) under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent each other jurisdiction where such Credit Party is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv) Opinions of Counsel. Favorable opinions addressed to the Administrative Agent and the Lenders (and their respective successors and assigns) of (A) corporate and local counsel to the Credit Parties other than Inactive Subsidiaries organized under the laws of New Jersey, Texas and Ohio, with respect to organizational matters, authorization, execution, enforceability, no conflict with Applicable Laws or agreements, etc. with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall reasonably request and (B) special FCC counsel and/or PUC counsel to the Credit Parties, as applicable, with respect to the Licenses of the Credit Parties and the transactions contemplated hereby.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(d) Personal Property Collateral.

(i) Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of itself and the Lenders, in the Collateral and the Administrative Agent shall have received reasonably satisfactory evidence that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents.

(iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters), in form and substance reasonably satisfactory to the Administrative Agent, made against each Credit Party under the Uniform Commercial Code (or applicable judicial docket) as in effect in each relevant jurisdiction, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

(iv) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of property hazard, business interruption and liability insurance (or evidence of self-insurance programs in form and substance satisfactory to the Administrative Agent), evidence of payment of all insurance premiums for the current policy year of each (with proper endorsements naming the Administrative Agent as loss payee (and mortgagee, as applicable) on all certificates for property hazard insurance and as additional insured on all certificates for liability insurance) and providing the Administrative Agent with at least thirty (30) days’ advance notification of cancellation of any such insurance policy, and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under any Loan Document and otherwise in form and substance, including coverages and amounts, reasonably satisfactory to the Administrative Agent.

(v) Liquidity. After giving effect to the Plan of Reorganization and the Transactions, including the advance of any Loans on the Closing Date, Borrowers’ Liquidity shall be not less than $5,000,000.

(e) Consents; Defaults.

(i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the Transactions and the other transactions contemplated by this Agreement and the other Loan Documents and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii) Litigation. Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement, the other Loan Documents or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, which, in the Administrative Agent’s reasonable discretion, (A) would make it inadvisable to consummate the transactions contemplated by this Agreement, the other Loan Documents or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby or (B) has had or would reasonably be expected to have a Material Adverse Effect.

(f) Plan of Reorganization. The Plan of Reorganization shall be confirmed, consummated and the Effective Date shall have occurred, and all agreements and undertakings of the parties thereunder to be performed by such time (other than the closing and funding of this Credit Facility) shall have been satisfied and performed and all conditions precedent to the effectiveness of the Plan of Reorganization shall have been fulfilled.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(g) Confirmation Order.

(i) The Administrative Agent shall have received a true and correct copy of the Confirmation Order, which shall have been entered by the Bankruptcy Court after due notice to all creditors and other parties-in-interest as required under the Bankruptcy Code and Bankruptcy Rules; and

(ii) The Confirmation Order shall be a Final Order; provided, however, that the Administrative Agent may, in its sole and absolute discretion, waive or modify any requirement that the Confirmation Order be a Final Order.

(h) Perfection of Security Interests. Evidence (i) that the financing statements filed by the Administrative Agent (for the benefit of the Lenders) against the Borrowers to perfect the Administrative Agent’s security interests in all assets of the Borrowers as to which security interests can be perfected by filing are “first in time” relative to the financing statements filed by the Notes Collateral Agent (for the benefit of the holders of the Senior Secured Notes) for the purpose of perfecting the Notes Collateral Agent’s security interests in all assets of the Borrowers as to which security interests can be perfected by filing, (ii) that the financing statements filed by the Trustee to perfect the security interests of the Trustee (for the benefit of the holders of the Pre-Petition Senior Secured Notes) in all assets of the Borrowers as to which security interests can be perfected by filing have been terminated, and (iii) of a valid and perfected first priority (subject to the Intercreditor Agreement) security interest in the Collateral.

(i) Post-Effective Date Indebtedness. Holdings and its Subsidiaries shall have no Indebtedness that will survive the closing of the Credit Facility other than (i) the Senior Secured Notes on terms and conditions satisfactory to the Administrative Agent, and (ii) other Indebtedness existing on the Closing Date and disclosed in writing to the Administrative Agent, and reasonably approved by the Administrative Agent.

(j) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received (a) Consolidated audited financial statements of Holdings and its Subsidiaries for the Fiscal Years ended December 31, 2011, and (b) Consolidated unaudited financial statements for each fiscal quarter ended after December 31, 2011 and ended at least 45 days prior to the Closing Date.

(ii) Financial Condition Certificate. Holdings shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate on behalf of Holdings by a Responsible Officer of Holdings, that (A) Holdings and its Subsidiaries, taken as a whole, are Solvent, (B) the payables of Holdings and its Subsidiaries, taken as a whole, are current and not past due, in the ordinary course of business (other than payables which are being contested in good faith and by appropriate actions or proceedings if adequate reserves are maintained to the extent required by GAAP), and (C) the financial projections contained in the Disclosure Statement for the Plan of Reorganization represent the good faith estimates based on reasonable assumptions of the financial condition and operations of Holdings and its Subsidiaries, taken as a whole.

(iii) Payment at Closing. (a) Holdings shall have paid (or caused to be paid) to the Administrative Agent the fees set forth or referenced in Section 4.3, and (b) Holdings shall have paid any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(iv) Absence of Material Adverse Changes There shall not have occurred or become known to the Administrative Agent or any Lender any event, development or circumstance since September 19,

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

2012 as to Holdings and its Subsidiaries, taken as a whole, other than (A) the commencement of the Bankruptcy Cases, and (B) any other event that occurred prior to September 19, 2012 which was known to the Administrative Agent prior to September 19, 2012, which has had or could reasonably be expected to have a Material Adverse Effect.

(k) Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of the Closing Date in all material respects, except for (i) any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date, (ii) any representation and warranty that is qualified as to materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects.

(l) No Existing Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date.

(m) Miscellaneous.

(i) Corporate Structure. The Administrative Agent (in its reasonable credit judgment) shall be satisfied with the capitalization and corporate and organizational structure of Holdings and its Subsidiaries, including as to direct and indirect ownership and as to the terms of the Indebtedness and Capital Stock of Holdings and its Subsidiaries.

(ii) Satisfaction of DIP Credit Facility. Prior to the effectiveness of this Agreement, the DIP Credit Facility shall have been indefeasibly paid in full, satisfied and discharged with Borrowers’ then existing cash on hand, all commitments relating thereto shall have been terminated, and all liens or security interests related thereto shall have been terminated or released and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release. Prior to or contemporaneously with the effectiveness of this Agreement, the Pre-Petition Senior Secured Notes shall have been fully exchanged for 97.5% of the New Equity and Senior Secured Notes having an aggregate face amount of not more than $150,000,000. After giving effect to the Transactions, Holdings and its Subsidiaries shall have outstanding no Indebtedness or preferred stock (or direct or indirect guarantee or other credit support in respect thereof) other than as permitted under Section 9.1.

(iii) “Know Your Customer” Requirements. The Administrative Agent and the Lenders shall have received (provided such requests were made at least five Business Days prior to the Closing Date) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(iv) Other Documents. All Transaction Documents, opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Section 5.2 Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit (including the initial Extension of Credit) and/or any Issuing Bank to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

(a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing, continuation, conversion, issuance or extension date with the same effect as if made on and as of such date, except for (i) any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date, and (ii) any representation and warranty that is qualified as to materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c) Notices. The Administrative Agent (and in the case of a Letter of Credit Application, the applicable Issuing Bank) shall have received a Notice of Borrowing, Notice of Conversion/Continuation or Letter of Credit Application, as applicable, from the Administrative Borrower in accordance with Section 2.3(a) or Section 4.2; provided that no Notice of Borrowing may be submitted with respect to the borrowing of any Loans on the Closing Date.

(d) Additional Documents. The Administrative Agent (and in the case of a Letter of Credit Application, the applicable Issuing Bank) shall have received each additional document, instrument, legal opinion or other item reasonably requested by it.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Section 6.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrowers hereby, jointly and severally, represent and warrant to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

(a) Organization; Power; Qualification. Each Credit Party is duly organized, validly existing and, with the exception of nex-i.com inc. (which is an Inactive Subsidiary) in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party is organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a). Schedule 6.1(a) also sets forth and identifies those Credit Parties that are Inactive Subsidiaries (all of which will at all times remain as such) and Non- Material Subsidiaries as of the Closing Date. Schedule 6.1(a) will be updated quarterly to advise of any changes in the identities of Non-Material Subsidiaries, coincident with the submission by the Borrowers of their Officers Certificate, as required by Section 7.1(e).

(b) Ownership. Each Subsidiary of Holdings as of the Closing Date is listed on Schedule 6.1(b). As of the Closing Date, the capitalization of Holdings and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights, except as described in Schedule 6.1(b). The Borrowers have delivered to the Administrative Agent a list that sets forth to the best of their knowledge as of the Closing Date, each of the holders of more than one percent (1.00%) of the common stock of Holdings. The holders of Capital Stock of the Subsidiaries of Holdings, the nature thereof and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of Holdings or its Subsidiaries, except as described on Schedule 6.1(b).

(c) Authorization of Agreement, Loan Documents and Borrowing. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Credit Parties of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, (ii) conflict with, result in a breach of or constitute a default under any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any material Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (iv) require any Governmental Approval, violate any Applicable Law relating to any Credit Party or require any consent of any other Person in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than consents, authorizations, filings or other acts or consents that have been obtained or for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect and other than filings under the UCC.

(e) Compliance with Law; Governmental Approvals. Each Credit Party (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, and (iv) no Credit Party is aware of any event or circumstance constituting noncompliance (or any Person alleging noncompliance) with any rule or regulation of the FCC or any applicable PUC except, in each case, where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

(f) Tax Returns and Payments. Except as set forth on Schedule 6.1(f), each Credit Party has timely filed all material federal, state, local and foreign tax returns and reports required to be filed by it and has paid, prior to the date on which penalties would attach thereto or a Lien would attach to any of the properties of a Credit Party if unpaid, all material taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Except as set forth in Schedule 6.1(f), such returns accurately reflect in all material respects all liability for taxes of the Credit Parties for the periods covered thereby. All material Taxes due and owing by each Credit Party, whether or not shown on any tax return, have been paid and adequate reserves have been established in accordance with GAAP with respect to any Taxes not yet due and payable. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any Credit Party, other than Permitted Liens. There is no ongoing audit or examination or, to the knowledge of the Credit Parties, other investigation by any Governmental Authority of any material tax liability of any of the Credit Parties, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party for any period for which tax returns have been or were required to have been filed, other than unsecured claims for which adequate reserves have been established in accordance with GAAP. No Credit Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any material taxes. As of the Closing Date, all of the Credit Parties are U.S. Persons

(g) Intellectual Property Matters. Each Credit Party owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(h) Environmental Matters.

(i) The properties owned, leased or operated by any Borrower or any of its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could reasonably be expected to give rise to liability under applicable Environmental Laws;

(ii) To the knowledge of the Credit Parties, each Credit Party and such properties and all operations conducted in connection therewith are in all material respects in compliance, and have been in all material respects in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

(iii) No Credit Party has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(iv) To the knowledge of the Credit Parties, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

(v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Credit Party is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party or such properties or such operations that could reasonably be expected to have a Material Adverse Effect; and

(vi) There has been no release, or to any Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

(i) ERISA.

(i) As of the Closing Date, no Credit Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, any Pension Plan or Multiemployer Plan other than those identified on Schedule 6.1(1);

(ii) Each Credit Party and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Credit Party and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to each Pension Plan and each Pension Plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code. None of the Credit Parties or any ERISA Affiliate has incurred any unpaid liability to the PBGC (other than for the payment of premiums in the ordinary course) or to any Pension Plan or Multiemployer

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Plan which could reasonably be expected to have a Material Adverse Effect and none of the Credit Parties has incurred any unpaid liability to any Employee Benefit Plan which could reasonably be expected to have a Material Adverse Effect;

(iii) Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Credit Party or any ERISA Affiliate has engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code;

(iv) No Termination Event has occurred or is reasonably expected to occur; and

(v) Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of any Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by such Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

(j) Margin Stock. No Credit Party is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board.

(k) Government Regulation. No Credit Party is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and no Credit Party is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

(l) Material Contracts; Licenses. On the Closing Date, all material Licenses of each Credit Party have been duly authorized and obtained, and are in full force and effect. Each Credit Party is in compliance with all material provisions thereof. On each date after the Closing Date on which this representation is deemed to be made, all material Licenses of each Credit Party have been duly authorized and obtained, and are in full force and effect, unless failure to so obtain could not reasonably be expected to cause a Material Adverse Effect. Each Credit Party is in compliance with all material provisions thereof. On the Closing Date, no material License is the subject of any pending or, to any Borrower’s knowledge, threatened challenge or revocation. On each date after the Closing Date on which this representation is deemed to be made, no material License is the subject of any pending or, to any Borrower’s knowledge, threatened challenge or revocation, which such event is reasonably expected to cause a Material Adverse Effect. Except as disclosed on Schedule 6.1(l), no Credit Party is required to obtain any License that has not already been obtained from (or, following the Closing Date, that with respect to which it is in the process of obtaining), or effect any filing or registration that has not already been effected (or, following the Closing Date, that with respect to which it is in the process of effecting) with, the FCC, any applicable PUC or any other Governmental Authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof (other than any enforcement of remedies by Administrative Agent on behalf of Lenders), in accordance with their respective terms, including the making of any Extension of Credit. On the Closing Date, each Material Contract and License is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. To the extent requested by the Administrative Agent, the Credit Parties have delivered to the Administrative Agent a true and complete copy of each Material Contract or License. No Credit Party (nor, to the knowledge of any Borrower, any other party thereto) is in breach of or in default under any Material Contract.

(m) Employee Relations. As of the Closing Date, no Credit Party is party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on Schedule 6.1(m). No Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(n) Burdensome Provisions. No Credit Party is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. No Credit Party presently anticipates that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. No Credit Party is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Capital Stock to any Borrower or any Subsidiary or to transfer any of its assets or properties to any Borrower or any Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.

(o) Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 5.1(j)(i) are complete and correct and fairly present on a Consolidated basis the assets, liabilities and financial position of the Credit Parties as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material Indebtedness and other material liabilities, direct or contingent, of the Credit Parties as of the date thereof, including material liabilities for taxes, commitments and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The pro forma financial statements delivered pursuant to Section 5.1(j)(ii)(C) were prepared by Holdings in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial statements and forecasts shall be subject to normal year end closing and audit adjustments.

(p) No Material Adverse Change. Since September 19, 2012, no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

(q) Solvency. From and after the Closing Date, and after giving effect to each Extension of Credit made hereunder, the Credit Parties, on a Consolidated basis, will be Solvent.

(r) Titles to Properties. As of the Closing Date, each parcel of real property owned or leased, or to which a Credit Party has a Right-of-Way Agreement, is identified on Schedule 6.1(r). Each Credit Party has such title and rights to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets (including those reflected on the Consolidated balance sheets of Holdings delivered pursuant to Section 6.1(o), except those which have been disposed of by the Credit Parties subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder), free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 9.2.

(s) Insurance. The properties of the Credit Parties are insured with financially sound and reputable insurance companies not Affiliates of any Credit Party (or are covered under such self-insurance programs which have been disclosed to and determined acceptable by the Administrative Agent in its reasonable discretion), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where the applicable Credit Party operates.

(t) Liens: Perfected Security Interests. None of the properties and assets of any Credit Party is subject to any Lien, except Permitted Liens. No Credit Party has signed any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement, except to perfect those Permitted Liens. The Security Documents, together with the filing of appropriate UCC financing statements and Mortgages in favor of the Administrative Agent, on behalf the Lenders, and the possession of the certificates evidencing the Capital Stock comprising part of the Collateral and the instruments evidencing the intercompany Indebtedness compromising part of the Collateral, create valid and perfected Liens on and security interests in the Collateral (subject solely to any Permitted Liens and subject to the provisions of the Collateral Agreement regarding delivery of Control Agreements after the Closing Date) in favor of the Administrative Agent, for the benefit the Lenders, securing the payment of the Obligations, having the priority provided in the Intercreditor Agreement. Certificates representing all of the Capital Stock in the Subsidiaries that are purported to comprise part of the Collateral have been delivered to the Administrative Agent as required under the terms of the Security Documents, together with undated stock powers or other appropriate powers duly executed in blank; all filings and other actions

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

of or by any Credit Party required hereunder, under any Security Document or requested by the Administrative Agent necessary to perfect and protect the Liens and security interests of the Administrative Agent in the Collateral have been duly made or taken and are in full force and effect or will be duly made or taken in accordance with the terms of the Loan Documents; and all filing fees and recording taxes due and payable have been paid in full.

(u) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, threatened against any Credit Party or any of their respective properties, businesses, assets or revenues in any court or before any arbitrator of any kind or before or by any Governmental Authority that (i) has or could reasonably be expected to have a Material Adverse Effect, or (ii) purports to affect the legality, validity or enforceability of any Loan Document, the Transaction Documents or the Transactions.

(v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default.

(w) Pre-Petition Senior Secured Notes. No Pre-Petition Senior Secured Notes are outstanding.

(x) OFAC. No Credit Party or any Subsidiary or any Affiliate thereof: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(y) Disclosure. Each Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which such Credit Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished, taken together as a whole, by or on behalf of any of Holdings or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(z) Deposit Accounts and Securities Accounts. Set forth on Schedule 6.1(z) (as updated pursuant to the provisions of the Collateral Agreement from time to time) is a listing of all of the Credit Parties’ and their Subsidiaries’ Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such person. All of such Deposit Accounts and Securities Accounts (other than Excluded Collateral) are, and shall at all times be, subject to Control Agreements in favor of the Administrative Agent.

(aa) Common Enterprise. The successful operation and condition of each of the Credit Parties is dependent on the continued successful performance of the functions of the group of the Credit Parties as a whole and the successful operation of each of the Credit Parties is dependent on the successful performance and operation of each other Credit Party. Each Credit Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly or indirectly, from (i) successful operations of each of the other Credit Parties, and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Credit Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Credit Party is within its purpose, will be of direct and indirect benefit to such Credit Party, and is in its best interest.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(bb) Bankruptcy Case Matters. The Borrowers have delivered to the Administrative Agent true and correct copy of the Plan of Reorganization, as confirmed pursuant to the Confirmation Order, and the Plan of Reorganization has not been amended or otherwise modified. The Borrowers have also delivered to the Administrative Agent a true and correct copy of the Confirmation Order, which Confirmation Order has become a Final Order (provided, however, that the Administrative Agent may, in its sole and absolute discretion, waive or modify any requirement that the Confirmation Order be a Final Order). Contemporaneously with the closing of the transactions contemplated by this Agreement, the Effective Date will occur under the Plan of Reorganization, the Plan of Reorganization shall have previously been (or will be contemporaneously with the closing of the transactions contemplated by this Agreement), consummated in accordance with its terms. Due and adequate notice of the hearing on confirmation of the Plan of Reorganization and the entry of the Confirmation Order was given in accordance with the requirements of the Bankruptcy Rules and the Bankruptcy Code.

Section 6.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate provided by or on behalf of any Credit Party, or any of the Loan Documents (including in any amendments made in writing to any Loan Documents) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

ARTICLE VII.

FINANCIAL INFORMATION AND NOTICES

Until all the Obligations (other than inchoate indemnification obligations) have been paid and satisfied in full and the Revolving Credit Commitment terminated, unless consent has been obtained in the manner set forth in Section 12.2, the Administrative Borrower will furnish, or cause to be furnished, to the Administrative Agent at the Administrative Agent’s Office at the address set forth in Section 12.1 and to the Lenders at their respective addresses as set forth on the Register, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

Section 7.1 Financial Statements and Projections.

(a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of fiscal quarter of each Fiscal Year (in the case of the fourth fiscal quarter of each Fiscal Year, within ninety (90) days after the end thereof), (i) an unaudited Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such fiscal quarter, unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, and Consolidated statements of Capital Expenditures made for such fiscal quarter and for the elapsed portion of the Fiscal Year ended with the last day of such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by Holdings in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of Holdings to present fairly in all material respects the financial condition of Holdings and its Subsidiaries on a Consolidated (and consolidating, if applicable) basis as of their respective dates, the results of operations of Holdings and its Subsidiaries for the respective periods then ended, and the Capital Expenditures made of Holdings and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnote disclosure, and (ii) a calculation of Access Lines sold during such fiscal quarter and of Access Lines installed, activated and in service during such fiscal quarter, and the approximate number of all Access Lines actually in service as at the last day of such fiscal quarter.

(b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of Holdings and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Year then ended,

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by Ernst & Young LLP or another nationally recognized certified public accounting firm reasonably acceptable to the Administrative Agent, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by Holdings or any of its Subsidiaries or with respect to accounting principles followed by Holdings or any of its Subsidiaries not in accordance with GAAP, and further accompanied by any management letter prepared by said accountants.

(c) Annual Business Plan and Financial Projections. As soon as available and in any event within ninety (90) days following the end of each Fiscal Year, a business plan of Holdings and its Subsidiaries for the ensuing twelve (12) months, such plan to be prepared in accordance with GAAP (to the extent applicable) and to include, on a monthly basis, the following: a monthly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management’s discussion and analysis of such projections (taken as a whole), accompanied by a certificate from a Responsible Officer of Holdings to the effect that, to such officer’s knowledge, such projections of the financial condition and operations of Holdings and its Subsidiaries for such twelve (12) month period are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect.

(d) Monthly Financial Statements. Within thirty (30) days after the end of each month, the Consolidated balance sheet of Holdings and its Subsidiaries and related statements of operations and cash flows, each as at the end of such month, and the related Consolidated statements of income, all of which shall be certified by a Responsible Officer, to, in his or her opinion, present fairly, in accordance with GAAP (to the extent applicable), subject to quarter-end or year-end adjustments, the financial position and results of operations of Holdings and its Subsidiaries as at the end of and for such month, and for the elapsed portion of the year ended with the last day of such month.

(e) Officer’s Certificate. At each time financial statements are delivered pursuant to clause (a) (b), (c) or (d) above, a certificate of a Responsible Officer substantially in the form attached hereto as Exhibit G, which also states that (i) no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred, specifying the details of such Default or Event of Default and the action that any Borrower or another Credit Party has taken or proposes to take with respect thereto) (ii) no Subsidiary has been formed or acquired since the delivery of the last certificate pursuant to this Section (or, if a Subsidiary has been formed or acquired since such delivery, a statement that such Subsidiary has complied with Section 8.11), and (iii) no changes to the identity of those Subsidiaries constituting Non-Material Subsidiaries as reported on Schedule 6.1(a) has occurred or if such a change has occurred, then the specifics of such change.

Section 7.2 Collateral Reporting.

(a) Deliver to the Administrative Agent, on or before (i) the Closing Date, a Borrowing Base Certificate, calculated as of October 10, 2012, and (ii) the 20th day of each month, calculated as of the last day of the preceding month (or on a weekly or more frequent basis during any Additional Reporting Period), commencing on November 20, 2012 (calculated as of October 31, 2012), a Borrowing Base Certificate (which shall not be binding upon the Administrative Agent or restrictive of the Administrative Agent’s rights under this Agreement). Any immaterial error in a Borrowing Base Certificate (or immaterial discrepancy between the Borrowing Base Amount set forth in a Borrowing Base Certificate the Borrowing Base Amount as calculated by the Administrative Agent) shall not constitute a default under this Section 7.2(a) unless the correction of such error or discrepancy results in an obligation to make a mandatory prepayment under Section 2.4(b).

(b) Deliver to the Administrative Agent on or before the twentieth (20th) day of each month as and for the prior month, for each Borrower on an individual basis (x) accounts receivable agings and (y) accounts payable agings. In addition, each Borrower shall deliver to the Administrative Agent at such intervals as the Administrative Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

regarding the Collateral as the Administrative Agent may reasonably require, including trial balances and test verifications. The Administrative Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers commercially reasonable.

(c) Notify the Administrative Agent promptly if any of its Receivables arise out of contracts between any Credit Party and the United States, any State thereof, the District of Columbia or any department, agency or instrumentality of any of them.

(d) The items to be provided under clauses (a) and (b) above are to be in form reasonably satisfactory to the Administrative Agent and executed by each Borrower and delivered to the Administrative Agent from time to time solely for the Administrative Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit the Administrative Agent’s Lien with respect to the Collateral.

Section 7.3 Other Reports. Promptly upon receipt thereof, copies of all material reports, if any, submitted to Holdings, any other Credit Party or any of their respective board of directors by its independent public accountants in connection with their auditing function, including any management report and any management responses thereto;

(a) such other information regarding the operations, business affairs and financial condition of the Credit Parties as the Administrative Agent or any Lender may reasonably request;

(b) promptly following the mailing or receipt of any notice or report delivered under the terms of the Senior Secured Notes Indenture (other than those relating solely to transfers or other administrative matters), copies of such notice or report; and

(c) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Credit Party files with the Securities and Exchange Commission or any national securities exchange.

Section 7.4 Notice of Litigation and Other Matters. As to Subsections below other than Subsection 7.4(a), promptly (but in no event later than five (5) Business Days after an officer of any Borrower obtains knowledge thereof) and in the case of matters described in Subsection 7.4(a), at the time of delivery of the monthly financial statements pursuant to Section 7.1(d), written notice of:

(a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any of their respective properties, assets or businesses that (i) if involving Customers and non-carrier vendors, could reasonably be expected to result in liability to the Credit Parties equal to or greater than $2,500,000 and (ii) if involving carrier vendors or other Persons, if adversely determined, could result in liability to the Credit Parties equal to, or greater than, $2,500,000;

(b) any notice of any violation received by any Credit Party from any Governmental Authority including any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

(c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party, which in any such case could reasonably be expected to have a Material Adverse Effect;

(d) any attachment, judgment, Lien, levy or order exceeding $1,000,000 individually (or in the aggregate for related attachments, judgments, liens, levys, or orders) or that may be assessed against or threatened against any Credit Party;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(e) (i) any Default or Event of Default, including a statement of a Responsible Officer of such Borrower setting forth details of such Default or Event of Default and the action which such Borrower or such Credit Party has taken and proposes to take with respect thereto or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Credit Party is a party or by which any Credit Party or any of its properties may be bound which, in any such case, could reasonably be expected to have a Material Adverse Effect;

(f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (iv) any Credit Party obtaining knowledge or reason to know that a Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA, (v) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (vi) the taking of any action with respect to a Pension Plan which could result in the requirement that any Credit Party furnish a bond or other security to the PBGC or such Pension Plan, and (vii) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto; and

(g) any event which makes any of the representations set forth in Section 6.1 that is subject to materiality or Material Adverse Effect qualifications inaccurate in any respect or any event which makes any of the representations set forth in Section 6.1 that is not subject to materiality or Material Adverse Effect qualifications inaccurate in any material respect; and

(h) promptly upon becoming aware thereof, any announcement by Moody’s or S&P of any change in a Debt Rating.

Section 7.5 Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to the Administrative Agent or any Lender whether pursuant to this Article VII or any other provision of this Agreement, or any other Loan Documents, shall, at the time the same is so furnished, comply with the representations and warranties set forth in Section 6.1(y).

ARTICLE VIII.

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than inchoate indemnification obligations) have been paid and satisfied in full and the Revolving Credit Commitment terminated, unless consent has been obtained in the manner provided for in Section 12.2, each Borrower will, and will cause each of its Subsidiaries to:

Section 8.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

Section 8.2 Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear, and insured casualty losses excepted (provided that the proceeds from any such insured casualty losses are reinvested or applied to repay the Credit Facility in accordance with Section 2.5), all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 8.3 Insurance. Maintain insurance with financially sound and reputable insurance companies (or such self-insurance programs which have been disclosed to and determined reasonably acceptable by the Administrative Agent) against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including hazard and business interruption insurance), and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its reasonable request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof, reserve amounts (if applicable), and the properties and risks covered thereby.

Section 8.4 Accounting Methods and Financial Records. Maintain (a) a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties and (b) on a reasonably current basis, set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this Section 8.4 shall be made in accordance with, or as required by, GAAP consistently applied.

Section 8.5 Payment and Performance of Taxes and Other Governmental Charges. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform all Taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property; provided, that any Credit Party may contest any such Tax, assessment or other governmental charge in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

Section 8.6 Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals and Licenses, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.7 Environmental Laws. In addition to and without limiting the generality of Section 8.6. (a) comply with, and ensure such compliance by all tenants and subtenants with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except for any failure to do or comply with any of the foregoing that could not reasonably be expected to result in a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, (c) keep its property free of any Lien imposed by any Environmental Law, and (d) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of any Credit Party, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

Section 8.8 Compliance with ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, and (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code, except for any failure to do or comply with any of the matters referred to in clause (a), (b), (c) or (d) above that could not reasonably be

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

expected to result in a Material Adverse Effect, or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

Section 8.9 Compliance With Agreements. Comply with each material term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including any Material Contract except for any failure so to comply that could not reasonably be expected to result in a Material Adverse Effect and; provided, that any Credit Party may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

Section 8.10 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, at the joint and several expense of the Borrowers, as often as may be reasonably desired, upon prior reasonable notice to the Administrative Borrower and at such times during normal business hours, (but following a Default or an Event of Default that is continuing, at any time or from time to time, without advance notice) to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall only be required to pay, jointly and severally, for two (2) field audits during any fiscal year.

Section 8.11 Additional Subsidiaries; Real Property.

(a) Additional Domestic Subsidiaries. Notify the Administrative Agent of the creation or acquisition of any Domestic Subsidiary of any Borrower and promptly thereafter (and in any event within thirty (30) days), cause such Person to:

(i) become a Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose,

(ii) pledge a security interest in all Collateral owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document,

(iii) deliver to the Administrative Agent any applicable documents and certificates referred to in Section 5.1 relating to such Subsidiary, as may be reasonably requested by the Administrative Agent,

(iv) deliver to the Administrative Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person,

(v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and

(vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent in connection therewith, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Real Property Collateral. Notify the Administrative Agent, within ten (10) Business Days after the acquisition of any owned real property by any Credit Party that is not subject to the existing Security Documents, and within ninety (90) days following request by the Administrative Agent, deliver such Mortgages, title insurance policies (with copies of all exceptions to such title insurance policies), environmental assessments and reports, flood certifications, surveys and other documents reasonably requested by the Administrative Agent in connection with granting and perfecting a first priority Lien, subject to the Intercreditor Agreement and other than Permitted Liens, on such real property in favor of the Administrative Agent, for the benefit of itself and the Lenders, all in form and substance acceptable to the Administrative Agent.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 8.12 Use of Proceeds. The Borrowers shall use the proceeds of the Extensions of Credit (a) for the payment in full of all obligations of the Borrowers required to be paid in order to cause the Effective Date to occur and to substantially consummate the Plan of Reorganization and the Transactions pursuant to the Confirmation Order (subject to the limitations set forth in Section 5.1(m)(ii)), (b) to fund fees and expenses in connection with the Plan of Reorganization and the Transactions, (c) to fund Borrowers’ ongoing working capital requirements after the Effective Date and following consummation of the Transaction; and (d) for general corporate purposes, including Permitted Acquisitions and provision of Permitted LC Cash Collateral for Letters of Credit issued by third parties.

Section 8.13 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Letters of Credit and the other Loan Documents. The Borrowers shall, and shall cause each Guarantor to, use its reasonable best efforts to obtain necessary government approvals to grant Liens pursuant to the Security Documents on Excluded Collateral of the types described in clause (g) of the definition thereof.

Section 8.14 Cash Management.

(a) Each Borrower and other Credit Party, as applicable, shall (i) instruct each depository institution for a Deposit Account to cause all amounts on deposit and available at the close of each Business Day in such Deposit Account to be swept to one of the Borrowers’ concentration accounts no less frequently than on a daily basis, such instructions to be irrevocable unless otherwise agreed to by the Administrative Agent, (ii) enter into Control Agreements with respect to all Deposit Accounts and such other accounts as may be requested by the Administrative Agent from time to time (other than those with an average daily balance of less than $1,000 per account and then only for a period of not to exceed 90 days, within which time a Control Agreement will be entered into with respect thereto or constituting Excluded Collateral), and (iii) instruct all Customers of the Credit Parties to remit all payments of all Receivables of such Customer to the applicable “P.O. Boxes” or “Lockbox Addresses” with respect to the applicable Deposit Account, which remittances shall be collected by the Clearing Bank and deposited in the applicable Deposit Account and in the case of electronic payments (including ACH and wire transfers) to the Deposit Account into which the Clearing Bank deposits collected funds. All amounts received by a Borrower or any of its Subsidiaries and any Clearing Bank in respect of any Deposit Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a Deposit Account. Each Credit Party agrees that it will not cause proceeds of such deposit accounts to be otherwise redirected.

(b) Each Control Agreement shall require, during a Cash Dominion Period, wire transfer no less frequently than once per Business Day (unless the Revolving Credit Commitments have been terminated and the Obligations hereunder and under the other Loan Documents have been paid in full or cash collateralized in accordance with the terms of this Agreement), of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Blocked Account net of such minimum balance (not to exceed $10,000 per account), if any, required by the bank at which such Blocked Account is maintained to (i) a concentration account subject to a Control Agreement, or (ii) with respect to funds in any such concentration account, to an account maintained with the Administrative Agent (the “Collection Account”). Each Credit Party agrees that it will not cause proceeds of any Blocked Account to be otherwise redirected.

(c) All collected amounts received in the Collection Account shall be distributed and applied on a daily basis in accordance with Section 2.4(b).

(d) If, at any time during a Cash Dominion Period, any cash or Cash Equivalents owned by any Credit Party (other than (i) de minimis cash or Cash Equivalents from time to time inadvertently misapplied by any Credit Party, (ii) funds in any Deposit Account the amounts in which are solely swept into any Blocked Account and (iii) any funds which are held by any Borrower and any of their respective Subsidiaries on behalf of any customer in the ordinary course of business) are deposited to any account, or held or invested in any manner,

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

otherwise than in a Blocked Account subject to a Control Agreement, the Administrative Agent shall be entitled to require the applicable Credit Party to close such account and have all funds therein transferred to a Blocked Account, and to cause all future deposits to be made to a Blocked Account.

(e) The Collection Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Credit Party hereby acknowledges and agrees that, except to the extent otherwise provided in the Security Documents (x) such Credit Party has no right of withdrawal from the Collection Account, (y) the funds on deposit in the Collection Account shall at all times continue to be collateral security for all of the obligations of the Credit Parties hereunder and under the other Loan Documents, and (z) the funds on deposit in the Collection Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 8.14, any Credit Party receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the Collection Account, such proceeds and collections shall be held in trust by such Credit Party for the Administrative Agent, shall not be commingled with any of such Credit Party’s other funds or deposited in any account of such Credit Party and shall promptly be deposited into the Collection Account or dealt with in such other fashion as such Credit Party may be instructed by the Administrative Agent.

(f) So long as no Cash Dominion Period exists, the Credit Parties may direct, and shall have the sole control over, the manner of disposition of funds in the Blocked Accounts.

ARTICLE IX.

NEGATIVE COVENANTS

Until all of the Obligations (other than inchoate indemnification obligations) have been paid and satisfied in full and the Revolving Credit Commitment terminated, unless consent has been obtained in the manner set forth in Section 12.2. no Borrower will, nor will any Borrower permit any of its Subsidiaries to:

Section 9.1 Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a) the Obligations (excluding Hedging Obligations permitted pursuant to clause (e) below);

(b) the Senior Secured Notes in an aggregate principal amount not to exceed the Second Priority Debt Cap;

(c) Indebtedness in respect of letters of credit (that do not constitute Letters of Credit hereunder) issued by a financial institution or institutions, that are collateralized with cash or Cash Equivalents in an amount at least equal to (but not exceeding 105% of) the aggregate stated amount of such letters of credit (“Permitted LCs”);

(d) Indebtedness (i) not secured by a Lien, if immediately after incurring such Indebtedness, the Leverage Ratio is less than 3.00 to 1.00, and (ii) secured by a Lien, if immediately after incurring such Indebtedness, (A) the Leverage Ratio is less than 3.00 to 1.00 and (B) either such Indebtedness (x) constitutes additional Indebtedness under the Senior Secured Notes Indenture or (y) is acquired Indebtedness pursuant to a Permitted Acquisition;

(e) Indebtedness incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent; provided, that any counterparty that is a Lender shall be deemed satisfactory to the Administrative Agent;

(f) Indebtedness existing on the Closing Date and not otherwise permitted under this Section and listed on Schedule 9.1, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) any refinancing, refunding, renewal or extension of any Subordinated

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders, (B) no more restrictive on the Credit Parties than the Subordinated Indebtedness being refinanced, refunded, renewed or extended and (C) in an amount not less than the amount outstanding at the time of such refinancing, refunding, renewal or extension;

(g) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

(h) Guaranty Obligations with respect to Indebtedness permitted pursuant to clauses (a) through (d) and (j) through (l) of this Section;

(i) Intercompany Indebtedness owed by Holdings or any Subsidiary to Holdings or any Subsidiary; provided, that (i) no Event of Default has occurred and is continuing, or would result therefrom, and (ii) all such extensions of credit shall be documented in the form of a subordinated promissory note and each such note shall be delivered, with such appropriate endorsement or other collateral assignment documents to the Administrative Agent as Collateral in accordance with the Security Documents and (iii) if such Indebtedness is incurred by a Subsidiary that is not a Borrower or a Guarantor and owed to a Borrower or a Guarantor, shall not exceed $1,000,000;

(j) Indebtedness of Holdings and its Subsidiaries in respect of Capital Leases and Purchase Money Indebtedness, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that at the time such Indebtedness is incurred no Default or Event of Default has occurred and is continuing or would result therefrom;

(k) Indebtedness of Holdings and its Subsidiaries in respect of performance bonds; and

(l) Indebtedness of Holdings and its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument inadvertently drawn by Holdings or any Subsidiary in the ordinary course of business against insufficient funds so long as such Indebtedness is promptly repaid and does not exceed $250,000;

provided, that no agreement or instrument with respect to Indebtedness permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Credit Party to make any payment to Holdings or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrowers to pay the Obligations.

Section 9.2 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

(a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar legislation;

(d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract in any material respect from the value of such property or impair in any material respect the use thereof in the ordinary conduct of business;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders under the Loan Documents;

(f) Liens not otherwise permitted by this Section and in existence on the Closing Date and described on Schedule 9.2;

(g) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided, that all such deposits in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(h) (i) any interest or title of a lessor under any Indebtedness incurred in respect of a Capital Lease that is permitted pursuant to clause (j) of Section 9.1 (provided that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease) and (ii) Liens securing Purchase Money Indebtedness permitted pursuant to clause (j) of Section 9.1 (provided that (A) such Purchase Money Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of Holdings or any Subsidiary of Holdings other than such property or assets so acquired or constructed and improvements thereto, (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any such Purchase Money Indebtedness, within 180 days of such refinancing and (C) such property or assets is subject to a Lien securing the Obligations that is subordinate to the Lien securing such Purchase Money Indebtedness, unless such Lien is prohibited by the agreement or instrument governing such Purchase Money Indebtedness);

(i) Liens securing Permitted LCs, to the extent (i) such Indebtedness is permitted under clause (c) of Section 9.1; (ii) such Liens only cover Permitted LC Cash Collateral Accounts and the cash and Cash Equivalents on deposit therein; and (iii) the aggregate amount of such cash and Cash Equivalents that are subject to any such Lien are in an amount at least equal to (but not exceeding 105% of) the aggregate stated amount of the Permitted LCs secured thereby;

(j) Liens in favor of the Notes Collateral Agent or the Trustee for the benefit of the Notes Collateral Agent, the Trustee and the holders of the Senior Secured Notes, which, in each case, secure the Second Priority Claims (as defined in the Intercreditor Agreement) and are subject to the Intercreditor Agreement;

(k) judgment Liens that have been stayed or bonded or do not give rise to an Event of Default; and

(l) rights of offset and bankers’ liens in favor of banks and securities intermediaries party to Control Agreements, limited, however to customary account fees and expenses chargeable by such banks and securities intermediaries thereunder in accordance with the terms thereof;

(m) Liens securing Indebtedness permitted under Section 9.1 (d)(ii);

(n) Liens (junior to the liens of the Administrative Agent) securing liabilities not in excess of $100,000; and

(o) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto.

Section 9.3 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security,

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person (collectively, “Investments”) except:

(a) investments (i) in Subsidiaries existing on the Closing Date, (ii) in Domestic Subsidiaries that are also Subsidiaries formed or acquired after the Closing Date; provided that Holdings and its Subsidiaries comply with the applicable provisions of Section 8.11 and (iii) the other loans, advances and investments described on Schedule 9.3 existing on the Closing Date;

(b) Investments in Cash Equivalents;

(c) Investments by Holdings or any of its Subsidiaries in the form of (A) Permitted Acquisitions, or (B) any other investment (the aggregate amount of which at any time outstanding do not exceed $500,000) that would not otherwise constitute Permitted Acquisitions or one of the investments contemplated by clauses (a), (b), (d) (e), (f), (g), (h) (i) or (j) hereof (“Other Investments”); provided that,

(i) Borrowers have Liquidity as of the date on which the Permitted Acquisition or Other Investment is proposed to be committed to (such as the execution of a letter of intent or agreement to purchase, closing on a future date) (the “PA Commitment Date”) of not less than $10,000,000 and Liquidity as of the date on which the Permitted Acquisition or Other Investment is to be consummated (the closing date of such transaction) (the “PA Closing Date”) of not less than $7,500,000, in each case after giving effect to any such Permitted Acquisition or Other Investment;

(ii) Borrowers have a Fixed Charge Coverage Ratio of at least 1.00:1.00, as of the last day of the most recent calendar quarter prior to the PA Commitment Date, for which actual financial results have been reported to the Administrative Agent pursuant to Section 7.1 hereof;

(iii) Borrowers have a pro forma Fixed Charge Coverage Ratio of at least 1.00:1.00 measured with respect to the 12-month period which includes the most recent six calendar months preceding the PA Commitment Date for which actual financial results have been reported to the Administrative Agent pursuant to Section 7.1 hereof, plus pro forma projected financial results for the next following six calendar months, taking into account the proposed Permitted Acquisition or Other Investment (which projected financial results shall be updated with the most current information available at the time of the PA Commitment Date and be prepared in good faith based upon assumptions that are reasonable at the time of the PA Commitment Date, including on a pro forma basis all adjustments arising out of events that are or would be directly attributable to such proposed Permitted Acquisition or proposed Other Investment and that are factually supportable); and

(iv) no Event of Default exists or would occur as a result of such Permitted Acquisition or Other Investment;

(d) Hedging Agreements permitted pursuant to clause (e) of Section 9.1;

(e) purchases of assets in the ordinary course of business;

(f) loans and advances, including advances for travel and moving expenses, to employees, officers and directors Holdings and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;

(g) intercompany Indebtedness permitted pursuant to clause (i) of Section 9.1;

(h) Investments received in satisfaction or partial satisfaction of accounts receivable or notes receivable from financially troubled account debtors and other credits to suppliers in the ordinary course of business, but only so long as such Investments constitute First Priority Collateral (as defined in the Intercreditor Agreement);

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(i) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment but only so long as such Investments constitute First Priority Collateral (as defined in the Intercreditor Agreement); and

(j) extensions of trade credit in the ordinary course of business.

Section 9.4 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a) any Wholly-Owned Subsidiary of a Borrower may be merged or Consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving Person) or with or into any Guarantor (provided that the Guarantor shall be the continuing or surviving Person);

(b) any Wholly-Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Borrower or any other Wholly-Owned Subsidiary (provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be a Borrower or a Guarantor);

(c) any Wholly-Owned Subsidiary of any Borrower may merge into the Person such Wholly- Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition; and

(d) any Subsidiary of any Borrower may wind-up into a Borrower or, if such Subsidiary is not a Borrower, any Guarantor.

Section 9.5 Limitations on Asset Dispositions. Make any Asset Disposition (including the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction) except:

(a) the sale of inventory in the ordinary course of business;

(b) the sale of obsolete or worn-out assets no longer usable in the business of Holdings or any of its Subsidiaries and the abandonment of intellectual property no longer useful or material to the business, in the ordinary course of business;

(c) transfers of assets permitted pursuant to Section 9.4;

(d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(e) subject to the requirements of Section 8.12, the disposition of any Hedging Agreement;

(f) Liens, investments, dividends and distribution, leases and licenses not prohibited by the provisions of this Agreement;

(g) dispositions of Cash Equivalents in the ordinary course of business; or

(h) additional Asset Dispositions not otherwise permitted pursuant to this Section in an aggregate amount not to exceed $25,000,000 during the term of this Agreement, provided that:

(i) no Event of Default has occurred that has not been waived in writing by the Administrative Agent;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(ii) Borrowers shall provide to the Administrative Agent at least five (5) Business Days prior written notice to closing of any such Asset Disposition, and if such Asset Disposition includes Receivables, such written notice will be accompanied by pro forma adjustments to the Borrowing Base reflecting Receivables sold in such Asset Disposition; and

(iii) with respect to Receivables included in any such Asset Disposition, Borrowers will deliver to the Administrative Agent, on or about the date of consummation of such Asset Disposition, an updated Borrowing Base Certificate reflecting only the result of any such Asset Disposition on the Borrowing Base and its components.

Section 9.6 Limitations on Distributions. Declare or pay Restricted Payments or make any change in its capital structure, except as otherwise permitted hereunder: provided that

(a) Holdings or any Subsidiary may pay dividends in shares of its own Qualified Capital Stock;

(b) any Subsidiary may pay cash dividends to any Borrower; and

(c) Holdings or any Subsidiary may make a Restricted Payment provided that

(i) the Borrowers have Liquidity of at least $10,000,000 after giving effect to any such Restricted Payment;

(ii) the Borrowers have a Fixed Charge Coverage Ratio of at least 1.00:1.00, as of the last day of the calendar quarter immediately preceding the date on which the Restricted Payment is proposed to be paid (such date, the “Proposed Restricted Payment Date”), provided that, for purposes of calculating the Fixed Charge Coverage Ratio under this Section 9.6(c)(ii), the same will include as additional Fixed Charges the proposed Restricted Payment and all other Restricted Payments actually made during the TTM Period ending on the last day of the calendar month which includes the Proposed Restricted Payment Date;

(iii) the Borrowers have a pro forma Fixed Charge Coverage Ratio of at least 1.00:1.00, as of the last day of the calendar quarter following the calendar quarter which includes the Proposed Restricted Payment Date, provided that, for purposes of calculating the Fixed Charge Coverage Ratio under this Section 9.6(c)(iii), the same will be based on a combination of actual financial results (to the fullest extent then available) and projected financial results (which projected financial results shall updated with the most current financial information available at the time of the Proposed Restricted Payment Date and be prepared in good faith based upon assumptions that are reasonable at the time of the Proposed Restricted Payment Date) and the same will include as additional Fixed Charges the proposed Restricted Payment and all other Restricted Payments actually made during the TTM Period ending on the last day of the calendar month which includes the Proposed Restricted Payment Date; and

(iv) no Default or Event of Default exits or would occur after giving effect to such Restricted Payment.

Section 9.7 Limitations on Issuance of Capital Stock. Issue any Disqualified Capital Stock (whether for value or otherwise) to any Person, except to the extent permitted under Section 9.1. Issue any Capital Stock of any Subsidiary of Holdings to any Person other than Holdings or another Subsidiary of Holdings (but in each case, with notice to the Administrative Agent).

Section 9.8 Transactions with Affiliates. Directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates other than:

(i) transactions permitted by any of Sections 9.3, 9.4, 9.6 and 9.7;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(ii) transactions existing on the Closing Date and described on Schedule 9.8;

(iii) employment agreements and normal compensation (including bonuses) and reimbursement of reasonable expenses of officers and directors; and

(iv) other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arms-length transaction with an independent, unrelated third party as determined in good faith by the board of directors of Holdings.

Section 9.9 Certain Accounting Changes: Organizational Documents; Equity Holder Agreements. (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP, (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse in any respect to the rights or interests of the Lenders or (c) amend, modify or change any term or provision of any of the Equity Holder Agreements in any manner adverse in any respect to the rights or interests of the Lenders.

Section 9.10 Amendments; Prepayments and Optional Redemptions of Senior Secured Notes.

(a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of the Senior Secured Notes, the Senior Secured Notes Indenture or any other material document, instrument or agreement executed and delivered by any Credit Party in connection therewith, other than any amendment, supplement, waiver or modification for which no fee is payable to the holders of the Senior Secured Notes and which is not prohibited by the Intercreditor Agreement, or at such time as the Intercreditor Agreement is no longer applicable, is otherwise agreed to in writing by the Administrative Agent in its sole discretion.

(b) Cancel, forgive, make any voluntary prepayment on, or optionally redeem or acquire for value (including by way of defeasance) the Senior Secured Notes, except that the Borrowers may make Restricted Payments consisting of voluntary prepayments of the Senior Secured Notes as permitted under Section 9.6(c).

(c) Amend or modify any of the Transaction Documents (other than the Senior Secured Notes, the Senior Secured Notes Indenture or any other document, instrument or agreement executed and delivered by any Credit Party in connection therewith), other than any amendment, supplement, waiver or modification which is not materially adverse to the Lenders or any Credit Party.

Section 9.11 Restrictive Agreements. Enter into any Indebtedness which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII and IX hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Indebtedness.

(a) Enter into or permit to exist any agreement which prohibits the ability of any Subsidiary to make any payments or transfer any of its assets, directly or indirectly, to any Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments other than:

(i) the Credit Agreement and the other Loan Documents;

(ii) customary non-assignment provisions of any lease of any Subsidiary of Holdings to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(iii) restrictions on the transfer of assets subject to any Permitted Lien;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(iv) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business; and

(v) the Senior Secured Notes Indenture.

(b) Enter into or permit to exist any agreement (other than the Intercreditor Agreement) which prohibits the ability of any Credit Party to amend or otherwise modify any Loan Document.

Section 9.12 Nature of Business. Alter in any material respect the character or conduct of the business conducted by Holdings and its Subsidiaries as of the Closing Date.

Section 9.13 Impairment of Security Interests. Take or omit to take any action, which might or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Permitted Liens and asset sales permitted under Section 9.5 or as provided in the Intercreditor Agreement.

Section 9.14 Fixed Charge Coverage Ratio. Permit, during a FCCR Testing Period, the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries, on a Consolidated basis, to be less than 1.00:1.00 as of the last day of the most recent prior calendar month end for which monthly financial reports as required hereunder have been submitted by the Borrowers to the Administrative Agent, and continuing monthly thereafter until the end of such FCCR Testing Period.

Section 9.15 Plan of Reorganization and Confirmation Order. Seek, agree to, or permit to occur, any amendment, supplement or other modification to or any other modification of, the Plan of Reorganization or the Confirmation Order, except and only to the extent that such amendment, supplement or other modification could not be reasonably expected to have an adverse effect on any Lender or the Administrative Agent, or any Lenders or the Administrative Agent’s rights and or remedies under this Agreement and the other Loan Documents.

ARTICLE X.

DEFAULT AND REMEDIES

Section 10.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a) Default in Payment of Principal of Loans and Reimbursement Obligations. Any Borrower or any other Credit Party shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b) Other Payment Default. Any Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.

(c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Credit Party herein, in any other Loan Document, or in any document delivered by or on behalf of any Borrower or any other Credit Party herein in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of such Borrower or such other Credit Party herein, any other Loan Document, or in any document delivered by or on behalf of any Borrower or any other Credit Party herein in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(d) Default in Performance of Certain Covenants. Any Borrower or any other Credit Party shall default in the performance or observance of any covenant or agreement contained in (i) Section 7.1(a), (b) or (c) and such default continues for a period of five (5) days, (ii) Section 7.1(e) and such default continues for a period of five (5) days or (iii) Section 7.2 or 7.5 or Article IX.

(e) Default in Performance of Other Covenants and Conditions. Any Borrower or any other Credit Party shall default in the performance or observance of any other term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section) or any other Loan Document and such default shall continue for a period of fifteen (15) days after written notice thereof has been given to the Administrative Borrower by the Administrative Agent.

(f) Hedging Agreement. Any Borrower or any other Credit Party shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement and such default causes the termination of such Hedging Agreement and the Termination Value owed by such Credit Party as a result thereof exceeds $1,000,000.

(g) Indebtedness Cross-Default. Any Borrower or any other Credit Party (other than a Non-Material Subsidiary, except to the extent that any such act, failure to act or circumstance relating to any such Non-Material Subsidiary contemplated by this Section would or is reasonably likely to result in a Default or Event of Default by a Credit Party that is not a Non-Material Subsidiary, or have a Material Adverse Effect) shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $ 1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired) or (iii) any such Indebtedness shall be declared due and payable, or required to be prepaid, mandatorily redeemed or repurchased (other than by a regularly scheduled required prepayment or, in the case of Senior Secured Notes, pursuant to mandatory prepayment or repurchase provisions contained in the Senior Secured Notes Indenture), prior to the stated maturity thereof.

(h) Other Cross-Defaults. Any Borrower or any other Credit Party (other than an Non-Material Subsidiary, except to the extent that any such act, failure to act or circumstance relating to any such Non-Material Subsidiary contemplated by this Section would or is reasonably likely to result in a Default or Event of Default by a Credit Party that is not a Non-Material Subsidiary, or have a Material Adverse Effect) shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such other Credit Party in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such other Credit Party to the extent required by GAAP.

(i) Change in Control. Any Change in Control shall occur.

(j) Voluntary Bankruptcy Proceeding. Any Borrower or any other Credit Party (other than an Non-Material Subsidiary, except to the extent that any such act, failure to act or circumstance relating to any such Non-Material Subsidiary contemplated by this Section would or is reasonably likely to result in a Default or Event of Default by a Credit Party that is not a Non-Material Subsidiary, or have a Material Adverse Effect) shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Borrower or any other Credit Party (other than an Non-Material Subsidiary, except to the extent that any such act, failure to act or circumstance relating to any such Non-Material Subsidiary contemplated by this Section would or is reasonably likely to result in a Default or Event of Default by a Credit Party that is not a Non-Material Subsidiary, or have a Material Adverse Effect) in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Borrower or any other Credit Party (other than an Non-Material Subsidiary, except to the extent that any such act, failure to act or circumstance relating to any such Non-Material Subsidiary contemplated by this Section would or is reasonably likely to result in a Default or Event of Default by a Credit Party that is not a Non-Material Subsidiary, or have a Material Adverse Effect) or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including an order for relief under such federal bankruptcy laws) shall be entered.

(l) Failure of Agreements. Any of the following shall occur: (i) any Note, or any material provision of this Agreement or any Loan Document that is a guaranty, security agreement, pledge agreement or other document or instrument evidencing the Obligations or granting any Lien to secure the Obligations shall, for any reason, not be valid and binding on the Credit Party signatory thereto, or not be in full force and effect, or shall be declared to be null and void; or (ii) the validity or enforceability of any Loan Document or any Lien created thereunder shall be contested by any Credit Party; or (iii) any Credit Party shall deny in writing that it has any or further liability or obligation under its respective Loan Documents; or (iv) any property of any Credit Party constituting Collateral is not subject to a perfected security interest and Lien, having the priority provided for in the Loan Documents (and subject to Permitted Liens) in favor of Administrative Agent.

(m) Termination Event. The occurrence of any of the following events: (i) a contribution failure sufficient to give rise to a Lien under Section 302(f) of ERISA, (ii) an accumulated funding deficiency in excess of $500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Credit Party (other than an Non-Material Subsidiary, except to the extent that any such act, failure to act or circumstance relating to any such Non-Material Subsidiary contemplated by this Section would or is reasonably likely to result in a Default or Event of Default by a Credit Party that is not a Non-Material Subsidiary, or have a Material Adverse Effect) or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000.

(n) Judgment. A judgment or order for the payment of money in excess of $1,000,000 or which causes the aggregate amount of all such judgments to exceed $2,500,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) in any Fiscal Year shall be entered against any Borrower or any other Credit Party (other than an Non-Material Subsidiary, except to the extent that any such act, failure to act or circumstance relating to any such Non-Material Subsidiary contemplated by this Section would or is reasonably likely to result in a Default or Event of Default by a Credit Party that is not a Non-Material Subsidiary, or have a Material Adverse Effect) by any court and such judgment or order shall continue without having been discharged, satisfied, vacated or stayed for a period of thirty (30) days after the entry thereof.

(o) Environmental. Any one or more Environmental Claims shall have been asserted against any Borrower or any other Credit Party; any Borrower and any other Credit Party would be reasonably likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

(p) Loss of Assets. Any of the following shall have occurred: (i) a final non-appealable order is issued by any Governmental Authority, including the FCC, any applicable PUC, or the United States Justice Department, requiring any Credit Party to divest a material portion of its assets pursuant to any antitrust, restraint of

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

trade, unfair competition, industry regulation, or similar Applicable Laws, or (ii) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or a material portion of the assets of any Credit Party;

(q) Loss of License. Any of the following shall have occurred if the effect thereof would be reasonably expected to cause a Material Adverse Effect; (i) any License whether presently existing or hereafter granted to or obtained by any Credit Party shall expire without renewal or be suspended or revoked, or (ii) any Credit Party shall become subject to any injunction or other order affecting or which may affect such Credit Party’s present or proposed operations under any such License;

(r) Failure to Comply; Expiration of License. Any Credit Party shall fail to comply in any respect with the Communications Act, or any rule or regulation promulgated by the FCC or any applicable PUC, and such failure would reasonably be expected to cause a Material Adverse Effect; or any License or authorization constituting authorizations, permits or licenses of any Credit Party material to the operation of the business of such Credit Party, has expired or shall expire without having been renewed or shall be canceled or impaired, and such expiration, cancellation or impairment would reasonably be expected to cause a Material Adverse Effect;

(s) Failure to Operate. (i) Any Credit Party shall fail to operate its business for any period of time which, in the aggregate, would reasonably be expected to cause a Material Adverse Effect or (ii) any Substantial Portion shall not, for any reason (including loss of an FCC License or otherwise) be operating for a period in excess of thirty (30) days. For purposes of this Section 10.1(s), “Substantial Portion” means any portion of the telecommunications system of the Credit Parties that has generated, for the most recently completed twelve-month period, in excess of 5% of the gross revenues of the Credit Parties.

(t) Bankruptcy Case Matters. (i) Except as otherwise provided in Section 9.15 of this Agreement, or as agreed in advance in writing by the Administrative Agent, any order is entered superseding, amending, supplementing, vacating, staying, reversing or otherwise modifying the Confirmation Order or the Plan of Reorganization, (or any Borrower or Guarantor files any motion, complaint or other pleading seeking any of the foregoing) or (ii) any Borrower or any Guarantor shall cause or permit to exist any failure of material compliance with the Plan of Reorganization or the Confirmation Order, except where such failure could not reasonably be expected to have a Material Adverse Effect.

Section 10.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Administrative Borrower:

(a) Acceleration; Termination of Facilities. Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall, jointly and severally, at such time deposit L/C Cash Collateral with the Administrative Agent for credit to the L/C Cash Collateral Account. Amounts held in the L/C Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in the L/C Cash Collateral Account shall be returned to the Borrowers.

(c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers’ Obligations, including all remedies provided for under the UCC.

Section 10.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, any other Credit Party, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

Section 10.4 Crediting of Payments and Proceeds. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.2, all payments received by the Administrative Agent and the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and each Issuing Bank in its capacity as such (ratably among the Administrative Agent and such Issuing Banks in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations constituting Protective Advances payable to the Administrative Agent;

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations (including principal and interest) constituting all amounts owed to the Swingline Lender on account of Swingline Loans;

Fifth, to payment of that portion of the Obligations (excluding Hedging Obligations) constituting accrued and unpaid interest on the Loans (excluding Swingline Loans)and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Fifth payable to them);

Sixth, to payment of that portion of the Obligations (excluding Hedging Obligations) constituting unpaid principal of the Loans (excluding Swingline Loans) and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Sixth held by them);

Seventh, to the Administrative Agent for the account of each applicable Issuing Bank, to cash collateralize any L/C Obligations then outstanding in an amount equal to the L/C Cash Collateral (but only to the extent of any deficiency in the L/C Cash Collateral Account at such time);

Eighth, to payment of that portion of the Obligations constituting Hedging Obligations; and

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Section 10.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 4.3 and 12.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.3 and 12.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XI.

THE ADMINISTRATIVE AGENT

Section 11.1 Appointment and Authority. Each of the Lenders and each Issuing Bank hereby irrevocably appoints CIT to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and each Issuing Bank, and neither any Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

Section 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Administrative Borrower, a Lender or a Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower or another Credit Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 11.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, each Issuing Bank and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrowers’ consent (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and each Issuing Bank and without the consent of the Borrowers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Administrative Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or each Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 12.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 11.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 11.8 [Intentionally omitted].

Section 11.9 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans and Reimbursement Obligations, payment of all outstanding fees and expenses hereunder, the termination of the Revolving Credit Commitment and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 12.2, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and

(c) to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section.

Section 11.10 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify Administrative Agent (to the extent not reimbursed by the Credit Parties and without limiting the obligations of the Credit Parties hereunder), ratably according to their respective Commitment Percentages of Extensions of Credit, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. Without limiting the foregoing, each Lender agrees to reimburse each Administrative Agent promptly upon demand, ratably according to its Commitment Percentage of Extensions of Credit, for any out-of-pocket expenses (including reasonable counsel fees) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Administrative Agent is not reimbursed for such expenses by the Credit Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation of Administrative Agent.

ARTICLE XII.

MISCELLANEOUS

Section 12.1 Notices.

(a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

(b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Administrative Borrower:	Broadview Networks Holdings, Inc. 800 Westchester Avenue 5th Floor – Suite N501 Rye Brook, New York 10573 Attention: General Counsel Telecopy No.: 914.742.5818

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

with a copy to:	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: William Hiller, Esquire or Rachel Strickland, Esquire Telephone No.: 212.728.8228 Telecopy No.: 212.728.9228

If to Administrative Agent, Swingline Lender or initial Issuing Bank:	CIT Finance LLC 11 West 42nd Street, 13th Floor New York, New York 10036 Attention: Portfolio Manager

With a copy to:	Stradley Ronon Stevens & Young LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103 Attention: Gary P. Scharmett, Esquire Telephone No.: 215.564.8046 Telecopy No.: 215.564.8120

If to any Lender:	To the address set forth on the Register

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Administrative Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

Section 12.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall:

(a) extend or increase the Revolving Credit Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default;

(d) (i) change Section 4.4 in a manner that would alter the pro rata sharing of payments required thereby or (ii) change Section 10.4 in a manner that would alter the order of application of amounts prepaid pursuant thereto, in each case, without the written consent of each Lender directly affected thereby;

(e) change Section 12.10 in manner that would further restrict the assignment provisions thereunder, without the written consent of each Lender;

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release any Guarantor from the Guaranty Agreement (other than as authorized in Section 11.9), without the written consent of each Lender;

(h) release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

(i) permit any Extension of Credit to be made if after giving effect thereto the aggregate amount of Extensions of Credit would exceed the Borrowing Base Amount for more than sixty (60) consecutive days or exceed one hundred and ten percent (110%) of the Borrowing Base Amount without the written consent of each Lender; or

(j) increase the Advance Rates above the Advance Rates in effect on the Closing Date without the written consent of each Lender; provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding the foregoing, the Administrative Agent may at its discretion (but with no obligation whatsoever to do so) and without the consent of the Required Lenders or the Borrowers, (i) make Protective Advances and (ii) voluntarily permit the outstanding Extensions of Credit at any time to exceed the Borrowing Base Amount and the Revolving Credit Commitments so long as the aggregate amount of all outstanding Extensions of Credit does not exceed the lesser of (A) one hundred and ten percent (110%) of the Borrowing Base Amount and (B) the First Priority Debt Cap, for up to thirty (30) consecutive days and (ii) increase the Additional Reserves (which increases, the Borrowers acknowledge, may limit or restrict the Extensions of Credit requested by the Borrowers). For purposes of clause (i) of the immediately preceding sentence, the discretion granted to the Administrative Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Borrowing Base Amount was unintentionally exceeded for any reason, including if Collateral previously deemed to be “Eligible Receivables” becomes ineligible, collections of Receivables applied to reduce outstanding Extensions of Credit are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event the Administrative Agent involuntarily permits the outstanding Extensions of Credit to exceed the Borrowing Base Amount by more than ten percent (10%), the Administrative Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Extensions of Credit made after the Administrative Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

Section 12.3 Expenses; Indemnity.

(a) Costs and Expenses. Each Borrower and each other Credit Party, jointly and severally, shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued or to be issued by it or any demand for payment thereunder, (iii) reasonable fees and disbursements incurred by the Administrative Agent or the Administrative Agent on behalf of Lenders in connection with any appraisals of Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and all related agreements (provided, however, that so long as no Event of Default shall be in existence, the Credit Parties shall be obligated to pay for no more than one (1) appraisal and two (2) collateral audits per calendar year) and (iv) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or such Issuing Bank), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification. Each Borrower and each other Credit Party, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims (including any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), other than Taxes which shall be governed solely by Section 4.11, and shall, jointly and severally, indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any applicable Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including reasonable attorneys’ and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that any Borrower or any other Credit Party for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any Issuing Bank in its capacity

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 4.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Borrower or other Credit Party shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, speculative, exemplary, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

Section 12.4 Right of Set-off. If an Event of Default shall have occurred and be continuing and subject to Section 4.6, each Lender, each Issuing Bank, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank, the Swingline Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of such Borrower or such other Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Bank or the Swingline Lender, irrespective of whether or not such Lender, such Issuing Bank or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such other Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Bank or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, each Issuing Bank, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank, the Swingline Lender or their respective Affiliates may have. Each Lender, each Issuing Bank and the Swingline Lender agrees to notify the Administrative Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.5 Governing Law.

(a) Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. Each Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(c) Waiver of Venue. Each Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 12.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.7 Reversal of Payments. To the extent any Borrower or any other Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

Section 12.8 Injunctive Relief; Punitive Damages.

(a) Each Borrower recognizes that, in the event such Borrower or any other Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Borrower (on behalf of itself and the other Subsidiaries) agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Administrative Agent, the Lenders, each Borrower (on behalf of itself and the other Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

Section 12.9 Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Holdings or the Required Lenders shall so request, the Administrative Agent, the Lenders and Holdings shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Holdings shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 12.10 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment, together with the Loans at the time owing to it and such assigning Lender’s participations in all outstanding Swingline Loans, Protective Advances and Letters of Credit, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Revolving Credit Commitment, together with the Loans at the time owing to it and such assigning Lender’s participations in all outstanding Swingline Loans, Protective Advances and Letters of Credit (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of the Revolving Credit Facility unless (A) such assignment is made to an existing Lender, an Affiliate thereof or an Approved Fund with respect to a Lender or (B) the Administrative Agent and so long as no Default or Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld, conditioned or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the Swingline Lender and each Issuing Bank unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

If the consent of the Borrowers to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in this Section), the Borrowers shall be deemed to have given their consent ten (10) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) to the Administrative Borrower, unless such consent is expressly refused by the Borrowers in writing prior to such tenth Business Day.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.8, 4.9, 4.10, 4.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in New York, New York, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than (i) a natural person, (ii) a Credit Party or an Affiliate or Subsidiary thereof or (iii) a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.2 that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 4.8, 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender, provided that such Participant agrees to be subject to Section 4.6 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.10 and 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.11 unless the Administrative Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.11(e) as though it were a Lender.

(f) Certain Pledges. Any Lender (or, subject to Section 12.10(g), any SPC) may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) SPCs. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Extension of Credit, and (ii)

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Extension of Credit, the Granting Lender shall be obligated to make such Extension of Credit pursuant to the terms hereof. The making of an Extension of Credit by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Extension of Credit were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, (ii) no SPC shall be entitled to the benefits of Sections 4.10 and 4.11 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender of record hereunder. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any Extension of Credit to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Extensions of Credit to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (g) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Extensions of Credit are being funded by the SPC at the time of such amendment.

Section 12.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed and agree to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section and solely for the enumerated purpose, to (i) any purchasing Lender, proposed purchasing Lender, Participant or proposed Participant, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (iii) to an investor or prospective investor in an Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, note holder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Credit Parties, the Loans and Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) with the consent of the Borrowers, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than a Borrower or (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, “Information” means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Administrative Borrower. Each Borrower hereby irrevocably appoints Holdings as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”), which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed the

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Administrative Agent with all notices with respect to Loans and all other notices and instructions under this Agreement, (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and (iii) to receive notices and communications under this Agreement from any Lender on behalf of any Credit Party. Any notices or communications by any Lender to one or more Credit Parties need only be delivered to the Administrative Borrower to satisfy any notice requirement, and each Credit Party agrees that notices received by the Administrative Borrower shall be deemed received by each Credit Party upon the Administrative Borrower’s receipt. The Borrowers hereby jointly and severally agree to indemnify each Lender and hold each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against any Lender by any Borrower or by any Credit Party or any other third party whosoever, arising from or incurred by reason of any Lender relying on any instructions or notices of the Administrative Borrower or by reason of such Lender delivering notices or communications solely to such Administrative Borrower as provided herein.

Section 12.13 Performance of Duties. Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

Section 12.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Credit Commitment remains in effect or the Credit Facility has not been terminated.

Section 12.15 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent, each Issuing Bank and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent, each Issuing Bank and the Lenders against events arising after such termination as well as before.

Section 12.16 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 12.17 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.18 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

Section 12.19 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any direct conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 12.20 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in fall and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Section 12.21 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 12.22 USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify such Credit Party in accordance with the Patriot Act.

Section 12.23 Inconsistencies with Other Documents; Independent Effect of Covenants. Subject to clause (b) below, in the event there is a direct conflict or inconsistency between this Agreement and any other Loan Document (other than the Intercreditor Agreement), the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Credit Parties or further restricts the rights of the Credit Parties or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

(a) In the event there is a conflict or inconsistency between the Intercreditor Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall control; provided, however, that no reference herein or in any other Loan Document to the Intercreditor Agreement and nothing contained in this Agreement or any other Loan Documents regarding the relative priority of this Agreement or any other Loan Document vis a vis the Intercreditor Agreement with regard to inconsistencies between them, is intended to (and expressly does not) grant, provide or otherwise enable any right of action, claim, defense, affirmative defense or reliance by the Credit Parties (or any of them) based upon the Intercreditor Agreement, which is solely and expressly intended to apply to the relationship between the Administrative Agent and the Lenders on the one hand and the Notes Collateral Agent, the Trustee and the holders of the Senior Secured Notes on the other hand. The Credit Parties have no rights whatsoever as third party beneficiaries under or with respect to the Intercreditor Agreement and notwithstanding anything to the contrary provided in the Intercreditor Agreement, are required to comply with all of the provisions of the Loan Documents.

(b) Each of the Borrowers expressly acknowledges and agrees that each covenant contained in Article VIII or IX hereof shall be given independent effect. Accordingly, no Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Article VIII or IX if, before or after giving effect to such transaction or act, such Borrower shall or would be in breach of any other covenant contained in Article VIII or IX.

Section 12.24 Market Disclosure. The Credit Parties hereby agree that on or after the Closing the Administrative Agent or any of its affiliates may, (subject to providing you with a copy thereof at least one business day prior to publication and an opportunity to comment thereon) place “tombstone” advertisements (which may include any of the Credit Parties’ or their affiliates’ trade names or corporate logos and a brief description of this credit facility and the transactions associated herewith in publications or other media of their choice (including “c-tombstones” published or otherwise circulated in electronic form and related hyperlinks to the Credit Parties’ corporate website) at the Administrative Agent’s own expense. In addition, the Administrative Agent may disclose the information about this credit facility and the transactions associated herewith to market data collectors and similar service providers to the financing community.

[Signature pages to follow]

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:	Michael K. Robinson
Title:	President and CEO of each of the foregoing entities

[SIGNATURE PAGE TO CREDIT AGREEMENT]

The undersigned Guarantors hereby execute this Agreement for the purpose of and intending to be legally bound by the indemnification and other lender protection provisions set forth in this Agreement which reference and by their terms are intended to bind such Guarantors.

GUARANTORS:

A.R.C. NETWORKS, INC.
ATX COMMUNICATIONS, INC.
ATX LICENSING, INC.
ATX TELECOMMUNICATIONS SERVICES OF VIRGINIA, LLC
BRIDGECOM HOLDINGS, INC.
BRIDGECOM INTERNATIONAL, INC.
BROADVIEW NETWORKS OF MASSACHUSETTS, INC.
BROADVIEW NETWORKS OF VIRGINIA, INC.
BROADVIEW NP ACQUISITION CORP.
BV-BC ACQUISITION CORP.
CORECOMM-ATX, INC.
CORECOMM COMMUNICATIONS, LLC
DIGICOM, INC.
EUREKA BROADBAND CORPORATION
EUREKA HOLDINGS, LLC
EUREKA.NETWORKS, LLC
EUREKA TELECOM, INC.
EUREKA TELECOM OF VA, INC.
INFOHIGHWAY COMMUNICATIONS CORPORATION
INFO-HIGHWAY INTERNATIONAL, INC.
INFOHIGHWAY OF VIRGINIA, INC.
NEX-I.COM INC.
OPEN SUPPORT SYSTEMS LLC
TRUCOM CORPORATION

By:
Name:	Michael K. Robinson
Title:	President and CEO of each of the foregoing entities

[SIGNATURE PAGE TO CREDIT AGREEMENT]

ADMINISTRATIVE AGENT AND LENDERS:

CIT FINANCE LLC, as the Administrative Agent and Swingline Lender

By:
	Name:	Renee M. Singer
	Title:	Managing Director

Revolving Credit Commitment:	CIT FINANCE LLC, as a Lender
$25,000,000

By:
	Name:	Renee M. Singer
	Title:	Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]

EXHIBIT A-1 - Form of Revolving Credit Note

REVOLVING CREDIT NOTE

$	, 201

FOR VALUE RECEIVED, the undersigned, BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”). BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”), ARC NETWORKS, INC., a Delaware corporation (“ARC”). BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of              (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of          DOLLARS ($        ) or, if less, the principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of November     , 2012 (the “Credit Agreement”), by and among Borrowers, the various financial institutions and other Persons from time to time parties thereto (collectively, the “Lenders”), and CIT FINANCE LLC, a Delaware limited liability company (“CIT”), as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Revolving Credit Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Credit Note and on which such Obligations may be declared to be immediately due and payable.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Revolving Credit Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

IN WITNESS WHEREOF, the undersigned has executed this Revolving Credit Note under seal as of the day and year first above written.

BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

EXHIBIT A-2 - Form of Swingline Note

SWINGLINE NOTE

$	, 200

FOR VALUE RECEIVED, the undersigned, BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”). BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”), ARC NETWORKS, INC., a Delaware corporation (“ARC”). BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of              (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of          DOLLARS ($        ) or, if less, the principal amount of all Revolving Credit Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of November     , 2012 (the “Credit Agreement”), by and among Borrowers, the various financial institutions and other Persons from time to time parties thereto (collectively, the “Lenders”), and CIT FINANCE LLC, a Delaware limited liability company (“CIT”). as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Swingline Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. Swingline Loans refunded as Revolving Credit Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the Borrowers as Revolving Credit Loans pursuant to the Revolving Credit Notes, and shall not be payable under this Swingline Note as Swingline Loans. All payments of principal and interest on this Swingline Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Swingline Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.

IN WITNESS WHEREOF, the undersigned has executed this Swingline Note under seal as of the day and year first above written.

BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

EXHIBIT B - Form of Notice of Borrowing

NOTICE OF BORROWING

Dated as of:

CIT Finance LLC,

as Administrative Agent

11 West 42nd Street, 13th Floor

New York, New York 10036

Attention: Portfolio Manager

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of November   , 2012 (the “Credit Agreement”) by and among BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”), BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”). ARC NETWORKS, INC., a Delaware corporation (“ARC”). BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, the “Lenders”), and CIT FINANCE LLC (“CIT”), as administrative agent (in such capacity, the “Administrative Agent”).

1. The Borrowers hereby request that the Lenders make a [Revolving Credit Loan][Swingline Loan] to the Borrowers in the aggregate principal amount of $        . (Complete with an amount in accordance with Section 2.3(a) of the Credit Agreement.)

2. The Borrowers hereby request that such Loan be made on the following Business Day:                     . (Complete with a Business Day in accordance with Section 2.3(a) of the Credit Agreement for Revolving Credit Loans or Swingline Loans).

3. The Borrowers hereby request that such Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)

[Base Rate or LIBOR Rate][1]

4. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied (or waived in accordance with the Credit Agreement) as of the date hereof and will remain satisfied (or waived in accordance with the Credit Agreement) to the date of such Loan.

[1]	Complete with (i) the Base Rate or the LIBOR Rate for Revolving Credit Loans or (ii) the Base Rate for Swingline Loans.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

EXHIBIT C - Form of Notice of Account Designation

NOTICE OF ACCOUNT DESIGNATION

Dated as of:

CIT Finance LLC,

    as Administrative Agent

11 West 42nd Street, 13th Floor

New York, New York 10036

Attention: Portfolio Manager

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.3(b) of the Credit Agreement, dated as of November     , 2012 (the “Credit Agreement”) by and among BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”), BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”). ARC NETWORKS, INC., a Delaware corporation (“ARC”), BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, the “Lenders”), and CIT FINANCE LLC (“CIT”), as administrative agent (in such capacity, the “Administrative Agent”).

1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

ABA Routing Number:
Account Number:

2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

EXHIBIT D - Form of Notice of Prepayment

NOTICE OF PREPAYMENT

Dated as of:

CIT Finance LLC,

    as Administrative Agent

11 West 42nd Street, 13th Floor

New York, New York 10036

Attention: Portfolio Manager

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.4(c) of the Credit Agreement, dated as of November     , 2012 (the “Credit Agreement”) by and among BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”). BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”). ARC NETWORKS, INC., a Delaware corporation (“ARC”), BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons from lime to time parties thereto (collectively, the “Lenders”), and CIT FINANCE LLC (“CIT”), as administrative agent (in such capacity, the “Administrative Agent”).

1. The Borrowers hereby provide notice to the Administrative Agent that they shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:             . (Complete with an amount in accordance with Section 2.4 of the Credit Agreement.)

2. The Loan to be prepaid is a [check each applicable box]:

☐	Swingline Loan

☐	Revolving Credit Loan

3. The Borrowers shall repay the above-referenced Loans on the following Business Day:             . (Complete with the same Business Day as of the date of this Notice of Prepayment with respect to any Swingline Loan and any Base Rate Loan and three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan)

4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

EXHIBIT E - Notice of Conversion/Continuation

NOTICE OF CONVERSION/CONTINUATION

Dated as of:

[	],
as Administrative Agent
[	]
[	]
Attention: [	]

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 4.2 of the Credit Agreement, dated as of November     , 2012 (the “Credit Agreement”) by and among BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”), BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”), ARC NETWORKS, INC., a Delaware corporation (“ARC”), BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”), the various financial institutions and other Persons from time to time parties thereto (collectively, the “Lenders”), and CIT FINANCE LLC (“CIT”), as administrative agent (in such capacity, the “Administrative Agent”).

1. The Loan to which this Notice relates is a Revolving Credit Loan.

2. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $ .

(b)	The principal amount of such Loan to be converted is $ .

(c)	The requested effective date of the conversion of such Loan is .

(d)	The requested Interest Period applicable to the converted Loan is .

☐	Converting a portion of LIBOR Rate Loan into a Base Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $ .

(b)	The last day of the current Interest Period for such Loan is .

(c)	The principal amount of such Loan to be converted is $ .

(d)	The requested effective date of the conversion of such Loan is .

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)	The aggregate outstanding principal balance of such Loan is $ .

(b)	The last day of the current Interest Period for such Loan is $ .

(c)	The principal amount of such Loan to be continued is $ .

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

(d)	The requested effective date of the continuation of such Loan is $ .

(e)	The requested Interest Period applicable to the continued Loan is .

3. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

4. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of conversion or continuation of such Loan.

5. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

EXHIBIT F - Form of Assignment and Assumption

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and the parties identified on the Schedules hereto as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by each Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignees, and the Assignees hereby irrevocably purchase and assume from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, protective advances and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interests”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:
2. Assignees:	See Schedules attached hereto
3. Borrowers:	Broadview Networks Holdings, Inc. Broadview Networks, Inc. Arc Networks, Inc. BridgeCom Solutions Group, Inc.
4. Administrative Agent:	CIT Finance LLC, as the administrative agent under the Credit Agreement
5. Credit Agreement:	Credit Agreement, dated as of November , 2012, by and among the Borrowers, the Lenders who are or may become a party thereto, and the Administrative Agent (as amended, restated, supplemented or otherwise modified)
6. Assigned Interest:	See Schedules attached hereto
[7. Trade Date:	][2]

[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

SCHEDULE 1 To Assignment and Assumption

By its execution of this Schedule, the Assignee agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interest:

Facility Assigned[3]	Total Revolving Credit Commitments (all Lenders)[4]	Aggregate Amount of Revolving Credit Commitment of Assignor Prior to Assignment	Amount of Revolving Credit Commitment Assigned by Assignor to Assignee	Percentage Assigned of Assignor’s Revolving Credit Commitment/ Loans[5]	Aggregate Revolving Credit Commitment of Assignor and Assignee after Assignment
	$	$	$	%	$

	$	$	$	%	$

	$	$	$	%	$

[NAME OF ASSIGNEE]
[and is an Affiliate/Approved Fund of [identify Lender]6]

By:
Title:

[Consented to and] Accepted:[7]

CIT FINANCE LLC, as Administrative Agent

By
Title:

[Consented to:][8] BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”)
[4]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[5]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[6]	Select as applicable.
[7]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[8]	To be added only if the consent of the Borrowers is required by the terms of the Credit Agreement.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

ANNEX 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interests, (ii) the Assigned Interests are free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignees. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interests, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own individual credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interests on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interests (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignees for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or via electronic mail as a .pdf file shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

EXHIBIT G - Form of Compliance Certificate

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.	I am the of each of BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation (“Holdings”), BROADVIEW NETWORKS, INC., a New York corporation (“Broadview Networks”), ARC NETWORKS, INC., a Delaware corporation (“ARC”), BRIDGECOM SOLUTIONS GROUP, INC., a Delaware corporation (“BridgeCom Solutions” and, together with Holdings, Broadview Networks, and ARC, each individually a “Borrower” and collectively, the “Borrowers”).

2.	I am a Responsible Officer, as that term is defined in the Credit Agreement (defined below), of each of the Borrowers.

3.	I have reviewed the terms of that certain Credit Agreement, dated as of November , 2012 (the “Credit Agreement”) by and among Borrowers, the various financial institutions and other Persons from time to time parties thereto (collectively, the “Lenders”), and CIT FINANCE LLC (“CIT”). as administrative agent (in such capacity, the “Administrative Agent”), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

4.	The examination described in paragraph 3 above did not disclose, and I have no knowledge of:

(a) the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event;

(b) any additional Subsidiary of Holdings being formed or acquired since the delivery of the last certificate required pursuant to Section 7.1(e) of the Credit Agreement, except for any additional Subsidiary formed or acquired since the delivery of such certificate that has complied with the requirements of Section 8.11 of the Credit Agreement;

(c) any changes to the identity of those Subsidiaries constituting Non-Material Subsidiaries as reported on Schedule 6.1 to the Credit Agreement, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the specifics of such changes; or

(d) the commencement of any proceeding or investigation by or before any Governmental Authority and any action and proceeding in any court or before any arbitrator against or involving any Credit Party or any of their respective properties, assets or businesses that (i) if involving Customers and non-carrier vendors, could reasonably be expected to result in liability to the Credit Parties equal to or greater than $2,500,000 and (ii) if involving carrier vendors or other Persons, if adversely determined, could result in liability to the Credit Parties equal to, or greater than, $2,500,000, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the specifics of such action, proceeding or investigation.

5.	The financial statements delivered with this Certificate present fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject, in the case of financial statements delivered pursuant to Sections 7.1(a) and 7.1(d) of the Credit Agreement, to normal year-end audit adjustments and quarter end adjustments (as the case may be) and the absence of footnotes. No change in GAAP or the application thereof has occurred since the Effective Date which affects the financial statements delivered with this Certificate.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

6.	To the extent this certificate is delivered in connection with the delivery of a business plan of Holdings and its Subsidiaries pursuant to Section 7.1(c) of the Credit Agreement, such business plan is prepared in accordance with GAAP (to the extent applicable) and, to my knowledge, the projections of the financial condition and operations of Holdings and its Subsidiaries for such twelve (12) month period that are set forth in the business plan are based on reasonable estimates, information and assumptions and I have no reason to believe that such projections are incorrect or misleading in any material respect.

7.	To the extent this Certificate is delivered during an FCCR Testing Period, (i) the Fixed Charge Coverage Ratio of Holdings and its Subsidiaries, on a Consolidated basis, is :1.00, which is [( ) less than or ( ) equal to or greater than] 1.00:1.00, and (ii) the calculations of the Fixed Charge Coverage Ratio are attached to this Certificate.

8.	To the extent this Certificate is delivered in connection with the delivery of financial statements for a fiscal quarter pursuant to Section 7.1(a) of the Credit Agreement, attached hereto is s a calculation of Access Lines sold during such fiscal quarter and of Access Lines installed, activated and in service during such fiscal quarter, and the approximate number of all Access Lines already in service at the last day of such fiscal quarter.

The foregoing certifications, together with the computations set forth in the Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this day of             , 20    , pursuant to Section 7.1(e) of the Credit Agreement.

BORROWERS:

BROADVIEW NETWORKS HOLDINGS, INC. BROADVIEW NETWORKS, INC. ARC NETWORKS, INC. BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

ANNEX A TO COMPLIANCE CERTIFICATE

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

SCHEDULE 6.1(a)

Jurisdictions of Organization And Qualification

Name of Obligor/Chief Executive Office and Principal Place of Business	Jurisdiction of Organization	Tax ID Number

Broadview Networks Holdings, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	11-3310798

Broadview Networks, Inc. 800 Westchester Ave., Rye Brook, NY 10573	New York	16-1401082

ARC Networks, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	11-3464934

BridgeCom Solutions Group, Inc. 800 Westchester Ave., Rye Brook, NY 10573	Delaware	13-4123989

BV-BC Acquisition Corporation* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	20-5377846

Broadview NP Acquisition Corp.* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	51-0402734

OPEN SUPPORT SYSTEMS LLC* 800 Westchester Ave., Rye Brook, NY 10573	Connecticut	11-3409972

ATX Communications, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	13-4078506

Eureka Broadband Corporation* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	06-1506004

Broadview Networks of Virginia, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Virginia	06-1596404

Broadview Networks of Massachusetts, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	11-3448054

BridgeCom Holdings, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	13-4162965

CoreComm Communications, LLC* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	13-4072077

Eureka Holdings, LLC* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	20-4453279

BridgeCom International, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	13-4123985

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-1

Name of Obligor/Chief Executive Office and Principal Place of Business	Jurisdiction of Organization	Tax ID Number

TruCom Corporation* 800 Westchester Ave., Rye Brook, NY 10573	New York	13-3940714

CoreComm-ATX, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	23-3060529

Eureka Telecom, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	New York	13-3793720

Eureka Telecom of VA, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Virginia	52-2325508

ATX Licensing, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	23-3039838

Eureka Networks, LLC* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	20-3341244

InfoHighway Communications Corporation* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	76-0530551

ATX Telecommunication Services of Virginia, LLC* 800 Westchester Ave., Rye Brook, NY 10573	Delaware	31-1773888

InfoHighway of Virginia, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	Virginia	26-0291600

A.R.C. Networks, Inc.* 800 Westchester Ave., Rye Brook, NY 10573	New York	11-3240814

Info-Highway International, Inc. (Inactive Subsidiary)* 800 Westchester Ave., Rye Brook, NY 10573	Texas	76-0438543

Digicom, Inc. (Inactive Subsidiary)* 800 Westchester Ave., Rye Brook, NY 10573	Ohio	34-1460777

nex-i.com inc. (Inactive Subsidiary)* 800 Westchester Ave., Rye Brook, NY 10573	New Jersey	22-3697035

*	Non-Material Subsidiaries.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-2

Foreign Qualifications:

Entity	Incorporated	Foreign Jurisdictions Qualified to do Business
Broadview Networks Holdings, Inc.	Delaware	Arizona
California
Colorado
Connecticut
Delaware
Florida
Georgia
Illinois
Kentucky
Maryland
Massachusetts
Michigan
New Jersey
New York
North Carolina
Ohio
Oregon
Pennsylvania
Rhode Island
Tennessee
Texas
Virginia
Washington
Broadview Networks, Inc.	New York	Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-3

Entity	Incorporated	Foreign Jurisdictions Qualified to do Business
North Carolina North Dakota Ohio Oklahoma Oregon Pennsylvania Rhode Island South Carolina South Dakota Tennessee Texas Utah Vermont Washington Washington D.C. West Virginia Wisconsin Wyoming
Broadview NP Acquisition Corp.	Delaware	Connecticut Delaware Maine New Hampshire New Jersey New York Pennsylvania Rhode Island Tennessee* Utah* Vermont Virginia Washington D.C. West Virginia
Open Support Systems LLC	Connecticut	Connecticut New York
Broadview Networks of Massachusetts, Inc.	Delaware	Delaware
Broadview Networks of Virginia, Inc.	Virginia
BV-BC Acquisition Corporation	Delaware	Delaware
BridgeCom Holdings, Inc.	Delaware	Delaware New York
BridgeCom International, Inc.	Delaware	Connecticut Delaware Maine Massachusetts New Jersey New York Pennsylvania Rhode Island Texas*

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-4

Entity	Incorporated	Foreign Jurisdictions Qualified to do Business

BridgeCom Solutions Group, Inc.	Delaware	Connecticut Delaware Maryland Massachusetts New Hampshire New Jersey New York Pennsylvania Rhode Island Virginia Washington D.C.
TruCom Corporation	New York
A.R.C. Networks, Inc.	New York	Connecticut Delaware Louisiana* Maine Maryland Massachusetts New Hampshire New Jersey New York Pennsylvania Rhode Island Tennessee* Texas* Utah* Vermont Virginia Washington D.C.
ARC Networks, Inc.	Delaware	Delaware Massachusetts New Jersey New York
ATX Communications, Inc.	Delaware	Delaware
ATX Licensing, Inc.	Delaware	Arizona* Delaware Connecticut Louisiana* Maine Maryland Massachusetts New Hampshire New Jersey New York Pennsylvania Rhode Island Texas* Utah*

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-5

Entity	Incorporated	Foreign Jurisdictions Qualified to do Business
Vermont Virginia Washington D.C. West Virginia
ATX Telecommunication Services of Virginia, LLC	Delaware	Delaware Virginia
CoreComm-ATX, Inc.	Delaware	Arizona* Connecticut Delaware Louisiana* Maine Massachusetts New Hampshire New Jersey New York Pennsylvania Rhode Island Tennessee* Utah* Vermont Virginia Washington D.C. West Virginia
CoreComm Communications, LLC	Delaware	Massachusetts New Jersey New York Pennsylvania Virginia Washington D.C.
Digicom, Inc.	Ohio
Eureka Broadband Corporation	Delaware	Delaware New Jersey New York Pennsylvania
Eureka Holdings, LLC	Delaware	Delaware Michigan Pennsylvania
Eureka Networks, LLC	Delaware	Delaware New Jersey New York
Eureka Telecom, Inc.	New York	Connecticut Delaware Maine Maryland Massachusetts New Hampshire New Jersey New York Pennsylvania Rhode Island Texas* Vermont Washington D.C.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-6

Entity	Incorporated	Foreign Jurisdictions Qualified to do Business
Eureka Telecom of VA, Inc.	Virginia	Virginia
InfoHighway Communications Corporation	Delaware	Delaware
Info-Highway International, Inc.	Texas	New York Texas Utah
InfoHighway of Virginia, Inc.	Virginia	Virginia
nex-i.com inc.	New Jersey	New York Pennsylvania
TruCom Corporation		New Jersey New York

*	The entity is in the process of removing this foreign qualification.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-7

SCHEDULE 6.1(b)

Subsidiaries and Capitalization

Organizational Chart: See Attached.

Shares:

Name	Shares Issued	Owner

BV-BC Acquisition Corporation	100 shares	Broadview Networks Holdings, Inc.

Broadview NP Acquisition Corp.	1,000 shares	Broadview Networks Holdings, Inc.

Broadview Networks, Inc.	1,000 shares	Broadview Networks Holdings, Inc.

BridgeCom Holdings, Inc.	1,190,000 shares	BV-BC Acquisition Corporation

BridgeCom International, Inc.	1,000 shares	BridgeCom Holdings, Inc.

TruCom Corporation	8,000,000 shares	BridgeCom Holdings, Inc.

BridgeCom Solutions Group, Inc.	1,000 shares	BridgeCom International, Inc.

Broadview Networks of Massachusetts, Inc.	100 shares	Broadview Networks, Inc.

Broadview Networks of Virginia, Inc.	5,000 shares	Broadview Networks, Inc.

Digicom, Inc.	750 shares	CoreComm Communications, LLC

CoreComm-ATX, Inc.	1,500 shares	CoreComm Communications, LLC

ATX Licensing, Inc.	1,000 shares	CoreComm-ATX, Inc.

A.R.C. Networks, Inc.	200 shares	InfoHighway Communications Corporation

Eureka Broadband Corporation	1,000 shares	Broadview Networks Holdings, Inc.

Eureka Telecom, Inc.	100 shares	Eureka Holdings, LLC

Eureka Telecom of VA, Inc.	100 shares	Eureka Holdings, LLC

InfoHighway Communications Corporation	1,000 shares	Eureka Holdings, LLC

InfoHighway of Virginia, Inc.	5,000 shares	InfoHighway Communications Corporation

ATX Communications, Inc.	972,500 shares	Broadview Networks Holdings, Inc.

Eureka Holdings, LLC	100 units	Eureka Broadband Corporation

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-8

Name	Shares Issued	Owner

Eureka Networks, LLC	100 units	Eureka Holdings, LLC

Info-Highway International, Inc.	4,923,461 shares	InfoHighway Communications Corporation

ARC Networks, Inc.	9,530,760 shares	InfoHighway Communications Corporation

nex-i.com inc.	100 shares	InfoHighway Communications Corporation

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-9

SCHEDULE 6.1(f)

Tax Returns and Payments

Tax audits

State	Company	Tax	Years

VA	Broadview Networks of Virginia, Inc.	Communications	1/1/07 - 12/31/09
VA	CoreComm-ATX, Inc.	Communications	1/1/07 - 12/31/09
VA	Eureka Telecom of VA, Inc.	Communications	1/1/07 - 12/31/09

PA	CoreComm-ATX, Inc.	Sales	1/1/07 - 8/31/09

RI	Broadview Networks, Inc.	Sales	6/1/08 to 6/1/11

NY	Broadview Networks, Inc.	Sales	12/1/04 - 11/30/08

NY	Broadview Networks, Inc.	Excise / Franchise	1/1/04 - 12/31/08

NY	Eureka Networks, LLC / Eureka Broadband Corporation	Sales	3/1/06 - 8/31/08

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-10

SCHEDULE 6.1(i)

ERISA plans

Provider	Coverage

ADP	Flexible Spending Accounts

Aetna Healthcare	Dental Insurance

AFLAC	Voluntary Programs: Cancer, Accident, Hospital, Disability Income, Intensive Care

Bensinger, DuPont & Associates	Employee Assistance Program

CareMark	Prescription Drug Program (IBX Only)

Chartis	Business Travel Accident Insurance

C.N.A.	Workers’ Compensation

Independence Blue Cross (IBX)	Medical Insurance

Legal Shield	Legal Services, Identity Theft

Liberty Mutual	Group Savings Plan: Auto, Home, Tenant

Lincoln Financial	Short Term Disability

Principal Financial Group	401(k) Retirement Savings Plan

Qualified Transportation Benefits (QTB)	Commuting & Parking Programs

The Standard	Long Term Disability

United Healthcare	Medical, Vision, Life, AD&D

Great-West Life Assurance Company	Medical, Dental, Vision, Short Term Disability and Life Insurance (Ottawa, Canada)

RBC Life Insurance Company	Long Term Disability, Accidental Death & Dismemberment and Employee Assistance Program EAP (Ottawa, Canada)

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-11

SCHEDULE 6.1(1)

Licenses

None.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-12

SCHEDULE 6.1(m)

Labor and Collective Bargaining Agreements

None.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-13

SCHEDULE 6.1(r)

Real Property

Leased Property:

Broadview Networks Holdings, Inc. Real Estate Leases Street Address	Lessee

500 7th Ave., 2nd Floor, New York, NY 10018	Broadview Networks, Inc.
500 7th Ave., 12nd Floor, New York, NY 10018	Broadview Networks, Inc.
1018 W. 9th Ave., King of Prussia, PA 19406	Broadview Networks, Inc.
601 W. 26th St., New York, NY 10001	Broadview Networks, Inc.
1000 Atrium Way, Mt. Laurel, NJ 08054	Broadview Networks, Inc.
374 Maple Blvd., Vienna, VA 22180	Broadview Networks, Inc.
Three Huntington Quadrangle, Melville, NY 11747	Broadview Networks, Inc.
221 Central Ave., Farmingdale, NY 11735	Broadview Networks, Inc.
230 Congress St., Boston, MA 12110	Broadview Networks, Inc.
1275 Glenlivet Drive, Suite 300, Allentown, PA 18106	Broadview Networks, Inc.
1250 Hancock St., 6th Floor, Quincy, MA 02169	Broadview Networks, Inc.
224 Harrison St., 4th Floor, Syracuse, NY 13202	Broadview Networks, Inc.
1 Hines Road, Ottawa, ON K2K 3C7 Canada	Broadview Networks, Inc.
37-18 Northern Blvd., Long Island City, NY 11101	Broadview Networks, Inc.
500 Rutherford Ave., Charlestown, MA 02129	Broadview Networks, Inc.
470 Spring Park Place, Suite 400, Herndon, VA 20170	Broadview Networks, Inc.
3275 Sunset Lane, Hatboro, PA 19040	Broadview Networks, Inc.
800 Westchester Ave., Rye Brook, NY 10573	Broadview Networks, Inc.
275 Westminster St., Providence, RI 02903	Broadview Networks, Inc.
401 N. Broad St., Philadelphia, PA 19108	Broadview Networks, Inc.
401 N. Broad St., Philadelphia, PA 19108	CoreComm Communications, LLC
101 Merritt, 7 Corporate Park, Norwalk, CT 06851	Open Support Systems, LLC
900 Route 9 North, Woodbridge 07095	CoreComm-ATX, Inc.
2400 Walnut Street, Philadelphia, PA 19103	CoreComm-ATX, Inc.

Collocations:

LSO Name	Address	City	State
Karner Rd	19 NEW KARNER RD	Albany	NY
Albany - State St	158 STATE ST	Albany	NY
Washington Ave	1161 WASHINGTON	Albany	NY
Allentown	723 WEST LINDEN STREET	Allentown	PA
Ambler	20 N SPRING GARDEN S	Ambler	PA
Amherst	2775 MILLERSPORT HWY	Amherst	NY
Ardmore	116 EAST LANCASTER AVE	Ardmore	PA
Babylon	30 LITTLE E NECK RD	Babylon	NY

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-14

LSO Name	Address	City	State
Bala-Cynwyd	321 LEVERING MILL RD	Bala-Cynwyd	PA
Bailey	2045 BAILEY AV	Buffalo	NY
Elmwood	548 ELMWOOD	Buffalo	NY
Franklin	65 FRANKLIN ST., 6TH FL	Buffalo	NY
Hertel	935 HERTEL	Buffalo	NY
Main	2743 MAIN ST	Buffalo	NY
South Park	1861 S PARK AV	Buffalo	NY
Bethlehem	525 N NEW ST	Bethlehem	PA
Brighton	12 WIRT ST	Brighton	MA
Brookline	41 MARION ST	Brookline	MA
Blackwood	38 W CHURCH ST	Blackwood	NJ
Baltimore - Downtown	323 N CHARLES ST	Baltimore	MD
Wolfe	1801 E FAYETTE ST	Baltimore	MD
Berlin	10 TANSBORO RD	Berlin	NJ
Braintree	442 WASHINGTON ST	Braintree	MA
Bristol	220 POND ST	Bristol	PA
Brockton	65 CRESCENT ST	Brockton	MA
Brentwood	1265 SUFFOLK AVE	Brentwood	NY
Bryn Mawr	1102 E LANCASTER AVE	Bryn Mawr	PA
Belvidere - Back Bay	41 BELVIDERE ST	Boston	MA
Bowdoin	6 BOWDOIN SQ	Boston	MA
Franklin	185 FRANKLIN ST	Boston	MA
Harrison	8 HARRISON AVE	Boston	MA
Burlington	1 BEDFORD ST	Burlington	MA
Burlington	446 HIGH ST	Burlington	NJ
Bay Shore	35 FOURTH AVE	Bay Shore	NY
Chevy Chase	4533 STANFORD ST	Chevy Chase	MD
Churchville	1518 BUSTLETON PIKE	Churchville	PA
Collingswood	588 HADDON AV	Collingswood	NJ
Bent St	210 BENT ST	Cambridge	MA
Ware St	10 WARE ST	Cambridge	MA
Camden	12 N 7TH ST	Camden	NJ
Syracuse - Fairmont	45 GIFFORD DR	Syracuse	NY
Commack	445 COMMACK RD	Commack	NY
Concord	12 SOUTH ST	Concord	NH
Conshohocken	181 NORTH LN	Conshohocken	PA
Canton	825 WASHINGTON ST	Canton	MA
Cranston	56 PHENIX AVE	Cranston	RI
Cherry Hill	2501 CHURCH RD	Cherry Hill	NJ
Dedham	387 WASHINGTON ST	Dedham	MA

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-15

LSO Name	Address	City	State
Danvers	63 HIGH ST	Danvers	MA
Dover	57 SAINT THOMAS ST	Dover	NH
Dorchester	174 ADAMS ST	Dorchester	MA
Deer Park	80 W 1ST ST	Deer Park	NY
Doylestown	255 UNION ST	Doylestown	PA
East Boston	40 SARATOGA ST	East Boston	MA
Eddington	2920 FOREST AV	Bensalem	PA
East Northport	706 FIRST AVE	East Northport	NY
Ewingville-Mercer	1606 PENNINGTON RD	Ewingville-Mercer	NJ
East Providence	789 NORTH BROADWAY	East Providence	RI
Franklin - Main & Cresent	140 MAIN ST	Franklin	MA
Floral Park	159 LOWELL AVE	Floral Park	NY
Fall River	326 N MAIN ST	Fall River	MA
Farmingdale	575 CONKLIN ST	Farmingdale	NY
Fairfield	80 HWY 46	Fairfield	NJ
Framingham	141 UNION AVE	Framingham	MA
Freeport	120 S GROVE ST	Freeport	NY
Glassboro	N DELSEA DR & FOCER	Glassboro	NJ
Gloucester City	1190 MARKET ST	Gloucester City	NJ
Glenolden	28 S CHESTER PIKE	Glenolden	PA
Greenburg	545 SAW MILL RIVER ROAD	Elmsford	NY
Garden City	741 ZECKENDORF BLVD	Garden City	NY
Great Neck	9 BARSTOW RD	Great Neck	NY
Hackensack	256 STATE ST	Hackensack	NJ
Hicksville	69 WEST CHERRY ST	Hicksville	NY
Haddonfield	35 S HADDON AV	Haddonfield	NJ
Holyoke	322 MAPLE ST	Holyoke	MA
Hamburg	141 MAIN ST	Hamburg	NY
Hempstead	199 FULTON AVE	Hempstead	NY
Huntington	80 W 4TH ST	Huntington	NY
Harrison	RED OAK LA	Harrison	NY
Hatboro	29 E MORELAND AV	Hatboro	PA
Hyannis	40 OCEAN ST	Hyannis	MA
Jenkintown	100 GREENWOOD AV	Jenkintown	PA
Bergen	71 MADISON AV	Jersey City	NJ
Summit Ave	773 SUMMIT AV	Jersey City	NJ
King of Prussia	540 ALLENDALE RD.	King Prussia	PA
Kirklyn	9225 W CHESTER PIKE	Kirklyn	PA
Larchmont	31 S MEDIA LINE RD	Larchmont	PA
Laurel	309 CARROLL AVE	Laurel	MD

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-16

LSO Name	Address	City	State
Lindenhurst	565 S SECOND ST	Lindenhurst	NY
Lancaster	57 CENTRAL	Lancaster	NY
Lansdale	100 S BROAD ST	Lansdale	PA
Lansdowne	48-58 N LANSDOWNE AV	Lansdowne	PA
Laurel Springs	29 BROADWAY	Laurel Springs	NJ
Little Ferry	282 MAIN ST	Little Ferry	NJ
Latham	529 TROY-SCHENECTADY ROAD	Latham	NY
Levittown	3313 BETHPAGE TPKE	Levittown	NY
Lowell	115 APPLETON ST	Lowell	MA
Lawrence	2 HAMPSHIRE ST	Lawrence	MA
Lexington	73 WALTHAM ST	Lexington	MA
Lynbrook	7 WASHINGTON AV	Lynbrook	NY
Lynn	21 CITY HALL SQ	Lynn	MA
Marlton	10 MAPLE AV	Marlton	NJ
McLean	1701 CHAIN BRIDGE RD	McLean	VA
Mercerville	2360 NOTTINGHAM WY	Mercerville	NJ
Mineola	60 MAIN ST	Mineola	NY
Malden	5 ELM ST	Malden	MA
Mamaroneck	473 N BARRY AVE	Mamaroneck	NY
Manchester	25 CONCORD ST	Manchester	NH
Marlboro	2 MAPLE ST	Marlboro	MA
Morristown	37 MAPLE AV	Morristown	NJ
Massapequa	5431 MERRICK ST	Massapequa	NY
Marshallton	1625 NEWPORT GAP PIK	Marshallton	DE
Moorestown	105 E MAIN ST	Moorestown	NJ
Mount Holly	7 BRAINARD ST	Mount Holly	NJ
Mount Kisco	475 E MAIN ST	Mt Kisco	NY
Mount Vernon	45 S 6 AVE	Mount Vernon	NY
Nashua	128 WEST PEARL ST	Nashua	NH
North Hampton	61 MASONIC ST	North Hampton	MA
New Bedford	390 ACUSHNET AVE	New Bedford	MA
Needham	66 PICKERING ST	Needham	MA
Portage Road	574 PORTAGE RD	Niagara Falls	NY
Norristown	DEKALB BLDG 400	Norristown	PA
Norwood	85 VERNON ST	Norwood	MA
Natick	56 EAST CENTRAL ST	Natick	MA
Newport	20 BULL ST	Newport	RI
New Rochelle	342 HUGENOT ST	New Rochelle	NY
Newark	1 WASHINGTON ST	Newark	DE
Newark	95 WILLIAM ST	Newark	NJ

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-17

LSO Name	Address	City	State
Newton	787 WASHINGTON ST	Newton	MA
14th St	355 14 ST	Brooklyn	NY
71st St	7101 16TH AVE	Brooklyn	NY
77th St	7701 THIRD AV	Brooklyn	NY
Albermale Rd	2177 ALBERMALE RD	Brooklyn	NY
Avenue R	1101 AVENUE R	Brooklyn	NY
Avenue U	2101 W 12TH ST	Brooklyn	NY
Avenue Y	2885 OCEAN AVE	Brooklyn	NY
Bridge St	360 BRIDGE ST	Brooklyn	NY
Clinton Ave	547 CLINTON AVE	Brooklyn	NY
Fairview Ave	680 FAIRVIEW AVE	Queens	NY
14th Ave	4101 FOURTEENTH AVE	Brooklyn	NY
Kenmore P1	1421 OCEAN AVE	Brooklyn	NY
Rockaway	739 ROCKAWAY AVE	Brooklyn	NY
Williamsburg	55 MESEROLE ST	Brooklyn	NY
2nd Ave	204 SECOND AVE	Manhattan	NY
W 18th St	210 W 18 ST	Manhattan	NY
30th St	227 E30 ST	Manhattan	NY
W 36th St	230 W 36 ST	Manhattan	NY
E 37th St	240 E 37 ST	Manhattan	NY
W 42nd St	1095 AVE OF THE AMERICAS	Manhattan	NY
W 50th St	435 W 50TH ST	Manhattan	NY
E 56th St	228 E 56 ST	Manhattan	NY
W 73rd St	125 W 73 ST	Manhattan	NY
E 79th St	208 E 79TH ST	Manhattan	NY
E 97th St	151 E 97TH ST	Manhattan	NY
Broad St	104 BROAD ST	Manhattan	NY
Convent Ave	380 CONVENT AVE	Manhattan	NY
Manhattan Ave	MANHATTAN AVE	Manhattan	NY
Varick St	50 VARICK ST	Manhattan	NY
West St	140 WEST STREET	Manhattan	NY
Astoria	28-27 30 ST, ASTORIA	Queens	NY
Bayside	214-20 43 AVE	Queens	NY
Forest Hills	107-15 70 RD, FOREST	Queens	NY
Flushing	137-34 NORTHERN BLVD	Queens	NY
Hollis	199-06 93 AV, HOLLIS	Queens	NY
JFK	BLDG 147, JFK INT’L AIRPORT	Jamaica	NY
Jamaica	89-63 163RD ST	Queens	NY
Long Island City	11-31 46 RD, LONG ISL	Queens	NY
Laurelton	140-20 183RD ST	Queens	NY

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-18

LSO Name	Address	City	State
Newtown	82-23 BROADWAY, ELMH	Queens	NY
115th Avenue	118-15 115TH ST	Queens	NY
Richmond Hill	87-28 109 ST, RICHMO	Queens	NY
Forest Ave	355 FOREST AVE	Staten Island	NY
Cruger	3050 CRUGER AVE	Bronx	NY
Hoe Ave	1106 HOE AVE	Bronx	NY
150th Street	370 E 150TH ST	Bronx	NY
Tiebout	2373 TIEBOUT AVE	Bronx	NY
Tratman Ave	2411 TRATMAN AVE	Bronx	NY
Ossining	132 MAIN ST	Ossining	NY
Paoli	125 CIRCULAR AV	Paoli	PA
Patchogue	22 BAY AVE	Patchogue	NY
Chestnut Hill	8318 GERMANTOWN AVE	Philadelphia	PA
Dewey	2000 S BROAD ST	Philadelphia	PA
Evergreen	3810 CHESTNUT ST	Philadelphia	PA
Jefferson	4808 LEIPER ST	Philadelphia	PA
Locust	1631 ARCH ST	Philadelphia	PA
Market	900 RACE ST	Philadelphia	PA
Mayfair	7180 CHARLES ST	Philadelphia	PA
Orchard	2210 LOTT AVE	Philadelphia	PA
Pennypacker	423 S 17TH ST	Philadelphia	PA
Pilgrim	7254 RISING SUN AVE	Philadelphia	PA
Regent	2514 EMERALD ST	Philadelphia	PA
Port Jefferson	30 SHEEP PASTURE RD	Port Jefferson	NY
Peekskill	1023 BROWN ST	Peekskill	NY
Plain view	790 OLD COUNTRY RD	Plain view	NY
Penns Neck	138 WASHINGTON RD	Penns Neck	NJ
Princeton	239 NASSAU ST	Princeton	NJ
Providence - Broad	1096 BROAD ST	Providence	RI
Providence - Washington	234 WASHINGTON ST	Providence	RI
Passic	133 PROSPECT ST	Passaic	NJ
Pleasantville	465 MARBLE AVE	Pleasantville	NY
Port Chester	50 BROAD ST	Port Chester	NY
Portsmouth	56 ISLINGTON ST	Portsmouth	NH
Patterson	114 PATERSON ST	Patterson	NJ
Pottstown	235 KING ST	Pottstown	PA
Pawtucket	85 HIGH ST	Pawtucket	RI
Quincy	1070 HANCOCK ST	Quincy	MA
Ridgewood	178 E RIDGEWOOD AV	Ridgewood	NJ
Rockland	86 WEBSTER ST	Rockland	MA

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-19

LSO Name	Address	City	State
Montrose	6015 MONTROSE RD	Rockville	MD
Rockville	490 FLEET ST	Rockville	MD
Ronkonkoma	100 PORTION RD	Ronkonkoma	NY
Roslyn	277 WARNER AVE	Roslyn Heights	NY
Roxbury	26 WAVERLY ST	Roxbury	MA
Salem - MA	35 NORMAN ST	Salem	MA
Salem - NH	128 NORTH BROADWAY	Salem	NH
Clinton St	133 CLINTON ST., 1ST FL	Schenectady	NY
Stoughton	862 WASHINGTON ST	Stoughton	MA
Silver Spring	8670 GEORGIA AVE	Silver Springs	MD
Smithtown	55 MAPLE AVE	Smithtown	NY
Somerville	111 CENTRAL ST	Somerville	MA
Springfield	295 WORTHINGTON ST	Springfield	MA
Springfield	480 E THOMPSON AVE	Springfield	PA
Spring Valley	158 W CENTRAL AVE	Spring Valley	NY
Syosset - NWP	88 IRA RD	Syosset	NY
Electronic Blvd	423 ELECTRONICS BLVD	Liverpool	NY
James St	3325 JAMES ST	Syracuse	NY
Syracuse - State St	201 STATE ST., 3RD FL	Syracuse	NY
Sayville	145 RAILROAD AVE	Sayville	NY
Tuckahoe	7 GRANT ST	Tuckahoe	NY
Taunton	11 PLEASANT ST	Taunton	MA
Tonawanda	95 TREMONT ST NO T	Buffalo	NY
Trenton	243 E STATE ST	Trenton	NJ
Trooper	50 BRIMFIELD RD	Trooper	PA
Tullytown	7843 NEW FALLS RD	Tullytown	PA
Union City	3414 NEW YORK AV	Union City	NJ
Utica - Genesee	280 GENESEE ST	Utica	NY
Vineland	100 S SIXTH ST	Vineland	NJ
Washington - DN	730 12TH ST NW	Washington	DC
Dupont	1700 14TH ST NW	Washington	DC
Washington - GT	1045 WISCONSIN AVE NW	Washington	DC
DC Metro	1200 H ST NW	Washington	DC
Washington - Midtown	2055 L St NW	Washington	DC
Wayne	300 W LANCASTER AV	Wayne	PA
Westbury	220 MAPLE AV	Westbury	NY
West Chester	401 S HIGH ST	West Chester	PA
Woodbury	30 CURTIS AV	Woodbury	NJ
Woodmere - NWP	108 FRANKLIN PL	Woodmere	NY
White Plains	111 MAIN ST	White Plains	NY

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-20

LSO Name	Address	City	State
Wakefield	4 BENNETT ST	Wakefield	MA
Willow Grove	229 OLD YORK RD	Willow Grove	PA
Waltham	36 SPRING ST	Waltham	MA
Wilmington	901 N TATNALL ST	Wilmington	DE
Wellesley	11 LAUREL AVE	Wellesley	MA
Winchester	954 MAIN ST	Winchester	MA
Woonsocket	199 CLINTON ST	Woonsocket	RI
Wantagh	2020 WANTAGH ST	Wantagh	NY
Worcester	15 CHESTNUT ST	Worcester	MA
Warwick	2527 WEST SHORE RD	Warwick	RI
Union	1091 UNION RD EBENEZ	Buffalo	NY
Williamsville	46 N CAYUGA RD	Buffalo	NY
Yonkers	40 MAIN ST	Yonkers	NY
Yaphank	YAPHANK MIDDLE ISLAN	Yaphank	NY

LSO Name	Address	City	State
Alexandria	1316 MT VERNON AVE	Alexandria	VA
ARLINGTON	1025 N IRVING ST	Arlington	VA
Brooklyn	206-12 FRANKLE ST	Brooklyn	MD
Chester Heights	82 BALTIMORE PIKE	Chester Heights	PA
Cockeysville	99 SHAWAN RD	Cockeysville	MD
Dover - DE	124 S STATE ST	Dover	DE
Edison	1883 Lincoln Hwy	Edison	NJ
Elizabeth	1196 E GRAND ST	Elizabeth	NJ
Essex	1100 OLD EASTERN AVE	Essex	MD
Easton	59 N 4TH ST	Easton	PA
Exton	100 E SWEDESFORD RD	Exton	PA
Fairfax	10431 LEE HWY	Fairfax	VA
Freehold	56 E MAIN ST	Freehold	NJ
Greenwich	16 SHERWOOD PLACE	Greenwich	CT
Gaithersburg	5 N FREDERICK AV	Gaithersburg	MD
Hammonton	215 S THIRD ST	Hammonton	NJ
Harrisburg	210 PINE ST	Harrisburg	PA
Dulles	2516 HORSEPEN RD	Herndon	VA
Herndon	1130 ELDEN ST	Herndon	VA
Sterling	21376 POTOMAC VIEW RD	Sterling	VA
Hazleton	128 W GREEN ST	Hazleton	PA
Kuhnsville	OLD RT 22	Kuhnsville	PA
Lakewood	216 LEXINGTON AV	Lakewood	NJ

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-21

LSO Name	Address	City	State
Lancaster	126 N DUKE ST	Lancaster	PA
Little Falls	19 MAPLE ST	Little Falls	NJ
Mechanicsburg	14 N HIGH ST	Mechanicsburg	PA
Media	200 W STATE ST	Media	PA
Merchantville	15 E MAPLE AV	Merchantville	NJ
Millville	416 BUCK ST	Millville	NJ
Manahawken	32 STAFFORD AV	Manahawkin	NJ
Morrisville	230 STOCKHAM AVE	Morrisville	PA
New Brunswick	18 PATERSON ST	New Brunswick	NJ
Newark	67 BLOOMFIELD AV	Newark	NJ
Thomas St	33 THOMAS ST	Manhattan	NY
Owings Mills	4 ST THOMAS LN	Owings Mills	MD
Ivy	4334 TERRACE ST	Philadelphia	PA
Pittsburg	416 7TH AV	Pittsburg	PA
Pikesville	400 REISTERSTOWN RD	Pikesville	MD
Plainfield	420 PARK AV	Plainfield	NJ
Prince Frederick	20 ARMORY RD	Prince Frederick	MD
Pleasantville	423 W WASHINGTON AV	Pleasantville	NJ
Rochelle Park	75 W PASSAIC ST	Rochelle Park	NJ
Red Bank	183-187 BROAD ST	Red Bank	NJ
Reading	401-409 WASHINGTON S	Reading	PA
Reston	2905 FOX MILL RD	Reston	VA
Rutherford	40 ORIENT WY	Rutherford	NJ
Riverhead	140 GRIFFING AVE	Riverhead	NY
Southampton	55 WINDMILL LA	Southampton	NY
Scranton	121 ADAMS AV	Scranton	PA
Somers Point	115 NEW RD	Somers Point	NJ
Somerville	172 W MAIN ST	Somerville	NJ
Towson	100 YORK RD	Towson	MD
Lincoln	120 7TH ST NE	Washington	DC
Washington - SW	30 E ST SW	Washington	DC
Woodley	4268 WISC AV NW	Washington	DC
Washington-Warren	167 WASHINGTON AV	Washington	NJ
Woodbridge	138 Main St	Woodbridge	NJ
Wilkes-Barre	222 S Main St	Wilkes-Barre	PA
Wildwood	3500 PACIFIC AV	Wildwood	NJ

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-22

SCHEDULE 6.1(u)

Litigation

None.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-23

SCHEDULE 6.1(z)

Deposit and Securities Accounts

Bank	Entity	Account Number

Citibank, N.A. 1022 Broadway Thornwood, NY 10594	Broadview Networks, Inc.	38674481
	Broadview Networks, Inc.	09963276
	Broadview Networks, Inc.	09963268
	Broadview Networks, Inc.	39922352
	Broadview Networks, Inc.	49571189
	Broadview Networks, Inc.	49571226
	Broadview Networks, Inc.	9937549378
	Broadview Networks, Inc.	9937552139
	Broadview Networks, Inc.	9937555321
	Broadview Networks, Inc.	9946878237
	Bridgecom International, Inc.	38674502
	Bridgecom International, Inc.	49571170
	Bridgecom Solutions Group, Inc.	68015540
	Bridgecom Solutions Group, Inc.	38674529
	Broadview Networks Holdings, Inc.	39920672
	CoreComm-ATX, Inc.	9973402496
	CoreComm-ATX, Inc	38675986
	Eureka Networks, LLC	9975348489
	Eureka Networks, LLC	38675978
	ARC Networks, Inc.	9977624678

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-24

SCHEDULE 9.1

Indebtedness and Guaranty Obligations

Capital Leases August 23, 2012
		Principal Outstanding
Creditor	Asset	Current Portion	Long Term Portion	Total

ICON	Network Equipment	$1,567,000	$1,114,000	$2,636,000

Enterprise*	Vehicles	$268,000	$328,000	$596,000

*	The Enterprise information is approximate, as vehicles are constantly added and retired.

Broadview Networks Holdings, Inc. has guaranteed the performance of Broadview Networks, Inc. under the real property leases for 1018 W. 9th Ave. King of Prussia, PA 19406 and 601 W. 26th St., New York, NY 10001.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-25

SCHEDULE 9.2

Existing Liens

Mitel Networks, Inc. – lien on inventory acquired from Mitel Networks, Inc., proceeds, accounts receivable and contract rights pertaining to inventory acquired from Mitel Networks, Inc.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-26

SCHEDULE 9.3

Existing Loans, Advances and Investments

Investment Accounts:

None.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-27

SCHEDULE 9.8

Transactions with Affiliates

None.

CREDIT AGREEMENT AMONG CIT FINANCE LLC, THE LENDERS, BROADVIEW NETWORKS HOLDINGS, AND CERTAIN SUBSIDIARIES

Sch-28